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                                                                    EXHIBIT 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                 APRIL 13, 2005

                                  BY AND AMONG

                             RURBAN FINANCIAL CORP.

                                       AND

                            EXCHANGE BANCSHARES, INC.

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                                TABLE OF CONTENTS

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                                                                                         PAGE
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ARTICLE ONE -- THE MERGER.......................................................           1

   1.01. The Merger.............................................................           1
   1.02. Effective Time.........................................................           2
   1.03. Effects of the Merger..................................................           2

ARTICLE TWO -- CONVERSION OF SHARES; SURRENDER OF CERTIFICATES..................           2

   2.01. Conversion of Exchange Shares..........................................           2
   2.02. Election and Exchange and Payment Procedures...........................           5
   2.03. Dissenting Exchange Shares.............................................          11
   2.04. Anti-Dilution Provisions...............................................          12
   2.05. Rurban Shares..........................................................          12
   2.06. Tax Consequences.......................................................          12

ARTICLE THREE -- REPRESENTATIONS AND WARRANTIES OF EXCHANGE.....................          12

   3.01. Corporate Status.......................................................          12
   3.02. Capitalization of Exchange.............................................          14
   3.03. Exchange Bank; No Other Subsidiaries...................................          15
   3.04. Corporate Proceedings..................................................          15
   3.05. Authorized and Effective Agreement.....................................          15
   3.06. Financial Statements of Exchange.......................................          16
   3.07. SEC Filings............................................................          16
   3.08. Absence of Undisclosed Liabilities.....................................          16
   3.09. Absence of Changes.....................................................          17
   3.10. Loan Documentation.....................................................          17
   3.11. Allowance for Loan Losses..............................................          18
   3.12. Reports and Records....................................................          18
   3.13. Taxes..................................................................          18
   3.14. Property and Title.....................................................          19
   3.15. Legal Proceedings......................................................          20
   3.16. Regulatory Matters.....................................................          20
   3.17. No Conflict............................................................          20
   3.18. Brokers, Finders and Others............................................          21
   3.19. Employment Agreements..................................................          21
   3.20. Employee Benefit Plans.................................................          21
   3.21. Compliance with Laws...................................................          24
   3.22. Insurance..............................................................          24
   3.23. Governmental and Third-Party Proceedings...............................          25
   3.24. Contracts..............................................................          25
   3.25. Environmental Matters..................................................          26
   3.26. Takeover Laws..........................................................          27
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   3.27. Exchange Information...................................................          27
   3.28. CRA Compliance.........................................................          27
   3.29. Ownership of Rurban Shares.............................................          27
   3.30. Fairness Opinion.......................................................          28
   3.31. Risk Management Instruments............................................          28
   3.32. Repurchase Agreements..................................................          28
   3.33. Investment Securities..................................................          28
   3.34. Off Balance Sheet Transactions.........................................          29

ARTICLE FOUR -- REPRESENTATIONS AND WARRANTIES OF RURBAN........................          29

   4.01. Corporate Status.......................................................          29
   4.02. Corporate Proceedings..................................................          29
   4.03. Capitalization of Rurban...............................................          30
   4.04. Authorized and Effective Agreement.....................................          30
   4.05. No Conflict............................................................          31
   4.06. SEC Filings............................................................          31
   4.07. Financial Statements of Rurban.........................................          32
   4.08. Brokers, Finders and Others............................................          32
   4.09. Governmental and Third-Party Proceedings...............................          32
   4.10. CRA Compliance.........................................................          32
   4.11. Legal Proceedings......................................................          33
   4.12. Ownership of Exchange Shares...........................................          33
   4.13. Compliance with Laws...................................................          33
   4.14. Regulatory Matters.....................................................          34
   4.15. Reports and Records....................................................          34
   4.16. Absence of Undisclosed Liabilities.....................................          34
   4.17. Absence of Changes.....................................................          35

ARTICLE FIVE -- FURTHER COVENANTS OF EXCHANGE...................................          35

   5.01. Operation of Business..................................................          35
   5.02. Notification...........................................................          40
   5.03. Acquisition Proposals..................................................          40
   5.04. Delivery of Information................................................          41
   5.05. Affiliates Compliance with the Securities Act..........................          41
   5.06. Takeover Laws..........................................................          41
   5.07. Voting Agreement.......................................................          41
   5.08. No Control.............................................................          41
   5.09. Termination of Employment and Severance Agreements.....................          41
   5.10. Accounting Policies....................................................          42

ARTICLE SIX -- FURTHER COVENANTS OF RURBAN......................................          42

   6.01. Access to Information..................................................          42
   6.02. Employees; Employee Benefits...........................................          42
   6.03. Exchange Listing.......................................................          43
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   6.04.  Notification..........................................................          43
   6.05.  Officers' and Directors' Liability Insurance..........................          44
   6.06.  Election to Exchange Bank Board.......................................          44
   6.07.  Availability of Funds.................................................          44

ARTICLE SEVEN -- FURTHER OBLIGATIONS OF THE PARTIES.............................          45

   7.01.  Cooperative Action....................................................          45
   7.02.  Press Releases........................................................          45
   7.03.  Registration Statements; Proxy Statement; Exchange Meeting............          45
   7.04.  Regulatory Applications...............................................          47
   7.05.  Supplemental Assurances...............................................          48
   7.06.  Confidentiality.......................................................          48

ARTICLE EIGHT -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.........          49

   8.01.  Conditions to the Obligations of Rurban...............................          49
   8.02.  Conditions to the Obligations of Exchange.............................          50
   8.03.  Mutual Conditions.....................................................          50

ARTICLE NINE -- CLOSING.........................................................          51

   9.01.  Closing...............................................................          51
   9.02.  Closing Deliveries Required of Rurban.................................          52
   9.03.  Closing Deliveries Required of Exchange...............................          52

ARTICLE TEN -- NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS........          53

   10.01. Non-Survival of Representations, Warranties and Covenants.............          53

ARTICLE ELEVEN -- TERMINATION...................................................          53

   11.01. Termination...........................................................          53
   11.02. Effect of Termination.................................................          55

ARTICLE TWELVE -- MISCELLANEOUS.................................................          56

   12.01. Notices...............................................................          56
   12.02. Counterparts..........................................................          57
   12.03. Entire Agreement......................................................          57
   12.04. Successors and Assigns................................................          58
   12.05. Captions..............................................................          58
   12.06. Governing Law.........................................................          58
   12.07. Payment of Fees and Expenses..........................................          58
   12.08. Amendment.............................................................          58
   12.09. Waiver................................................................          58
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12.10. Disclosure Schedule......................................................          58
12.11. No Third-Party Rights....................................................          59
12.12. Waiver of Jury Trial.....................................................          59
12.13. Severability.............................................................          59
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                            GLOSSARY OF DEFINED TERMS

      The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Transactions"                    --      Section 5.03
"Adjusted Exchange Equity"                    --      Section 2.01(e)
"Aggregate Cash Consideration"                --      Section 2.01(c)
"Aggregate Consideration"                     --      Section 2.01(f)
"Aggregate Stock Consideration"               --      Section 2.02(f)
"Agreement"                                   --      Preamble
"BHCA"                                        --      Section 3.01(a)
"Cash Election Shares"                        --      Section 2.02(b)
"Cash Election Shares"                        --      Section 2.02(b)
"CERCLA"                                      --      Section 3.25
"Closing"                                     --      Section 9.01
"Closing Date"                                --      Section 9.01
"Code"                                        --      Preamble
"Compensation and Benefit Plans"              --      Section 3.19(a)
"Consideration Adjustment"                    --      Section 2.01(e)
"Consultants"                                 --      Section 3.19(a)
"Continuing Employees"                        --      Section 6.02(a)
"Contracts"                                   --      Section 3.24
"Costs"                                       --      Section 6.05
"CRA"                                         --      Section 3.28
"Directors"                                   --      Section 3.19(a)
"DOL"                                         --      Section 3.19(c)
"Effective Time"                              --      Section 1.02
"Election Deadline"                           --      Section 2.02(c)
"Election Form"                               --      Section 2.02(b)
"Employees"                                   --      Section 3.20(a)
"Environmental Law"                           --      Section 3.25
"ERISA"                                       --      Section 3.20(a)
"ERISA Affiliate"                             --      Section 3.20(c)
"ERISA Affiliate Plan"                        --      Section 3.20(c)
"Exchange"                                    --      Preamble
"Exchange Act"                                --      Section 3.07
"Exchange Agent"                              --      Section 2.02(a)
"Exchange Balance Sheet Date"                 --      Section 3.08
"Exchange Bank"                               --      Section 3.01(b)
"Exchange Bank Real Estate Collateral"        --      Section 3.25
"Exchange Certificate"                        --      Section 2.02(b)
"Exchange Disclosure Schedule"                --      Article Three
"Exchange Dissenting Share"                   --      Section 2.03
"Exchange Filed SEC Documents"                --      Section 3.08
"Exchange Financial Statements"               --      Section 3.06
"Exchange Fund"                               --      Section 2.02(f)

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"Exchange Meeting"                            --      Section 3.04
"Exchange Off Balance Sheet Transaction"      --      Section 3.34
"Exchange Ratio"                              --      Section 2.01(b)
"Exchange Real Properties"                    --      Section 3.14
"Exchange SEC Documents"                      --      Section 3.07
"Exchange Shares"                             --      Preamble
"Exchange Walkaway Right"                     --      Section 11.01(c)(ii)
"Exchange's Counsel"                          --      Section 7.01
"Exchange's Financial Advisor"                --      Section 3.18
"FDIC"                                        --      Section 3.01(b)
"Final Determination Letter"                  --      Section 7.06(e)
"FRB"                                         --      Section 3.01(b)
"GAAP"                                        --      Section 3.06
"Governmental Authority"                      --      Section 3.17
"Hazardous Substances"                        --      Section 3.25
"IRS"                                         --      Section 3.13
"Indemnified Party"                           --      Section 6.05
"Loan Assets"                                 --      Section 3.10
"Loan Documentation"                          --      Section 3.10
"Mandatory Cash Shares"                       --      Section 2.01(a)
"material"                                    --      Section 3.01(c)
"material adverse effect"                     --      Section 3.01(c)
"Merger"                                      --      Preamble
"Nasdaq"                                      --      Section 2.01(f)
"No-Election Shares"                          --      Section 2.02(b)
"ODFI"                                        --      Section 3.01(b)
"OGCL"                                        --      Section 1.01
"Officers"                                    --      Section 3.20(a)
"PCBs"                                        --      Section 3.25
"Pension Plan"                                --      Section 3.20(b)
"Per Share Cash Consideration"                --      Section 2.01(a)(ii)
"Per Share Stock Consideration"               --      Section 2.01(a)(i)
"Proxy Statement"                             --      Section 7.03(a)
"Proxy Statement/Prospectus"                  --      Section 7.03(a)
"Reallocated Cash Shares"                     --      Section 2.02(d)(i)
"Reallocated Stock Shares"                    --      Section 2.02(d)(ii)
"Reference Period"                            --      Section 11.01(c)
"Registration Statement"                      --      Section 7.03(a)
"Regulatory Authorities"                      --      Section 3.16
"Rule 145 Affiliates"                         --      Section 5.05
"Rurban"                                      --      Preamble
"Rurban Filed SEC Documents"                  --      Section 4.11
"Rurban Financial Statements"                 --      Section 4.07
"Rurban Reference Price"                      --      Section 11.01(c)(iv)
"Rurban SEC Documents"                        --      Section 4.06
"Rurban Shares"                               --      Preamble
"Rurban Stock Option Plans"                   --      Section 4.03(a)

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"Rurban Stock Options"                        --      Section 4.03(a)
"Rurban's Counsel"                            --      Section 7.01
"SEC"                                         --      Section 3.03
"Securities Act"                              --      Section 3.20(b)
"Stock Election Shares"                       --      Section 2.02(b)
"Subsidiary"                                  --      Section 3.03
"Surviving Corporation"                       --      Section 1.01
"Tax"                                         --      Section 3.13
"Tax Returns"                                 --      Section 3.13
"Top-Up Notice"                               --      Section 11.01(c)(ii)
"Updated Exchange Disclosure Schedule"        --      Section 5.02

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of April 13, 2005, is made and entered into by and between Rurban Financial Corp., an Ohio corporation ("RURBAN"), and Exchange Bancshares, Inc., an Ohio corporation ("EXCHANGE").

                                  WITNESSETH:

            WHEREAS, the Boards of Directors of Rurban and Exchange each have determined that it is in the best interests of their respective corporations and shareholders for Exchange to merge with and into Rurban (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement; and

            WHEREAS, the Boards of Directors of Rurban and Exchange each have approved this Agreement and the consummation of the transactions contemplated hereby; and

            WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Exchange will cease to have a separate corporate existence, and shareholders of Exchange will receive from Rurban in exchange for each common share, par value $5.00 per share, of Exchange ("EXCHANGE SHARES"), (a) $22.00 in cash, or (b) 1.555 common shares, without par value, of Rurban ("RURBAN SHARES"), subject, in each case, to any adjustments pursuant to the terms of this Agreement;

            WHEREAS, in connection with the Merger, each shareholder of Exchange will be entitled to elect to receive, in exchange for such shareholder's Exchange Shares, either (a) cash, (b) Rurban Shares, or (c) a combination of cash and Rurban Shares, as determined in accordance with the terms of this Agreement; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

            NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, Rurban and Exchange, intending to be legally bound hereby, agree as follows:

                                   ARTICLE ONE
                                   THE MERGER

            1.01. THE MERGER

            Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02), Exchange shall merge with and into Rurban in accordance with the Ohio General Corporation Law (the "OGCL"). Rurban shall be the

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continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of Ohio, and shall be the only one of Rurban and Exchange to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "SURVIVING CORPORATION" refers to Rurban immediately after the Effective Time. As a result of the Merger, the outstanding Exchange Shares and any Exchange Shares held in treasury by Exchange shall be cancelled or converted in the manner provided in Article Two.

            1.02. EFFECTIVE TIME

            The Merger shall become effective upon the filing of the appropriate certificate of merger with the Ohio Secretary of State, or such time thereafter as is agreed to in writing by Rurban and Exchange and so provided in the certificate of merger filed with the Ohio Secretary of State. The date and time at which the Merger shall become effective is referred to in this Agreement as the "EFFECTIVE TIME."

            1.03. EFFECTS OF THE MERGER

            At the Effective Time:

            (a) the articles of Rurban in effect immediately prior to the Effective Time shall be the articles of the Surviving Corporation;

            (b) the regulations of Rurban in effect immediately prior to the Effective Time shall be the regulations of the Surviving Corporation;

            (c) the directors of Rurban immediately prior to the Effective Time shall be the directors of the Surviving Corporation;

            (d) each individual who is an officer of Rurban immediately prior to the Effective Time shall be an officer of the Surviving Corporation holding the same office held with Rurban immediately prior to the Effective Time; and

            (e)   the Merger shall have the effects prescribed in the OGCL.

                                   ARTICLE TWO
                 CONVERSION OF SHARES; SURRENDER OF CERTIFICATES

            2.01. CONVERSION OF EXCHANGE SHARES

            At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (a) Conversion of Exchange Shares. Subject to Sections 2.02, 2.03 and 2.04, each Exchange Share issued and outstanding immediately prior to the Effective Time (other than Exchange Shares to be canceled or converted

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                  to treasury shares of the Surviving Corporation in accordance with Section 2.01(d) and Exchange Dissenting Shares, as defined in Section 2.03) shall be converted into the right to receive, at the election of the holder thereof:

                  (i) the number of Rurban Shares that is equal to the Exchange Ratio, as defined in Section 2.01(b) (the "PER SHARE STOCK CONSIDERATION"); or

                  (ii) a cash amount equal to $22.00, subject to adjustment pursuant to Section 2.01(e) (the "PER SHARE CASH CONSIDERATION");

                  provided, however, that any Exchange Shares with respect to which the holder thereof owns one hundred (100) or fewer Exchange Shares of record as of the Election Deadline, as defined in Section 2.02(c), shall be converted into the right to receive the Per Share Cash Consideration, and no such Exchange Shares shall be converted into the right to receive the Per Share Stock Consideration. Any such Exchange Shares are hereinafter referred to as "MANDATORY CASH SHARES."

            (b) Exchange Ratio. Unless adjusted pursuant to the terms of this Agreement, the Exchange Ratio shall be 1.555. The Exchange Ratio shall be subject to adjustment (i) pursuant to Section 2.01(e) or 2.01(f); (ii) if the Rurban Reference Price, as defined in Section 11.01(c)(iv), is greater than $16.27, the Exchange Ratio shall equal (A) 115% of the Per Share Cash Consideration, divided by (B) the Rurban Reference Price; and
                  (iii) if Rurban shall have delivered a Top-Up Notice pursuant to the provisions of Section 11.01(c)(iv), the Exchange Ratio shall be as set forth in such notice.

            (c) Aggregate Cash Consideration. The "AGGREGATE CASH CONSIDERATION" for purposes of this Agreement shall be an amount equal to the Per Share Cash Consideration multiplied by 50% of the number of Exchange Shares (excluding any of Exchange's treasury shares or Exchange Shares owned by Rurban) outstanding at the Effective Time.

            (d) Cancellation of Treasury Shares; Exchange Shares Owned by Rurban. All Exchange Shares held by Exchange as treasury shares shall be canceled and retired and shall cease to exist, and no Rurban Shares or other consideration shall be delivered in exchange therefor. All Exchange Shares, if any, that are beneficially owned by Rurban, upon conversion into Rurban Shares, shall become treasury shares of the Surviving Corporation.

            (e) In the event that, at the last day of the month preceding the Closing Date, the Adjusted Exchange Equity (as defined below) is less than $8,100,000, the Aggregate Consideration (as defined in Section 2.01(f)) payable by

                  Rurban in the Merger shall be reduced by an amount equal to 150% of the difference between (A) the amount of the Adjusted Exchange Equity at the last day of the month preceding the Closing Date and (B) $8,100,000 (such amount hereinafter referred to as the "CONSIDERATION ADJUSTMENT"), and the Per Share Cash Consideration and the Exchange Ratio shall be reduced accordingly, as follows:

                  (1) the amount of the Per Share Cash Consideration shall be reduced by the amount of the Consideration Adjustment divided by the number of issued and outstanding Exchange Shares immediately prior to the Effective Time; and

                  (2) the Exchange Ratio shall be reduced to an amount equal to the Per Share Cash Consideration, as adjusted pursuant to subsection (e)(1) above, divided by $14.15.

                  As used in this Section 2.01(e), the "ADJUSTED EXCHANGE SHAREHOLDERS' EQUITY" means the shareholders' equity of Exchange, calculated in accordance with GAAP, except that such calculation shall exclude any changes in shareholders' equity arising or resulting from:

                  (i) any changes or adjustments made, or charges taken, at the request of Rurban pursuant to the provisions of
                        Section 5.10;

                  (ii) expenses associated with the transactions contemplated by this Agreement (including, without limitation, fees and expenses of the Exchange Agent, legal, accounting and investment bankers' fees and expenses and change-in-control and severance payments) up to a maximum of $1,150,000;

                  (iii) expenses, fees and all other sums paid to Rurban by
                        Exchange pursuant to an Administrative Services Agreement among Rurban, Exchange and Exchange Bank; or

                  (iv) any unrealized gains or losses in Exchange's investment portfolio during the period from January 1, 2005 through the Effective Time.

            (f) Notwithstanding anything in this Agreement to the contrary but subject to the rights described in Section 11.01(d)(iii), to preserve the status of the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code, if, based upon the closing price of the Rurban Shares as reported on The Nasdaq Stock Market, Inc. ("NASDAQ") on the trading day immediately preceding the Effective Time, the aggregate value of the Rurban Shares to be issued in connection with the Merger (the "AGGREGATE STOCK CONSIDERATION") would be less than 40% of the Aggregate Consideration (as defined below), then Rurban shall increase the Exchange Ratio so that the Aggregate Stock Consideration, as determined based upon the closing price of the Rurban Shares as reported on Nasdaq on the trading day immediately preceding the Effective Time, is equal to at least 40% of the Aggregate Consideration. As used in this Agreement, the "AGGREGATE CONSIDERATION" means the sum of (i) the Aggregate Cash Consideration plus (ii) the Aggregate Stock Consideration.

      2.02. ELECTION AND EXCHANGE AND PAYMENT PROCEDURES

            (a) Exchange Agent. Registrar and Transfer Company will act as agent (the "EXCHANGE AGENT") for purposes of conducting the election procedure and the exchange and payment procedures as described in this Section 2.02.

            (b) Election Procedure. No later than three (3) business days following the Effective Time, Rurban shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Exchange Shares ("EXCHANGE CERTIFICATE"): (i) a notice and letter of transmittal, specifying that delivery shall be effected and risk of loss and title to the Exchange Certificates shall pass only upon proper delivery of such certificates to the Exchange Agent and advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent the Exchange Certificate in exchange for the consideration set forth in Section 2.01, and (ii) an election form in such form as Rurban and Exchange shall mutually agree ("ELECTION FORM"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Rurban Shares with respect to all of such holder's Exchange Shares, (ii) to elect to receive cash with respect to all of such holder's Exchange Shares, (iii) to elect to receive cash with respect to some of such holder's Exchange Shares and to receive Rurban Shares with respect to such holder's remaining Exchange Shares, or (iv) to indicate that such holder makes no such election with respect to such holder's Exchange Shares ("NO-ELECTION SHARES"); provided, however, that each holder of Mandatory Cash Shares shall be permitted to elect only to receive cash with respect to such holder's Mandatory Cash Shares. Any Exchange Shares with respect to which the holder has elected to receive cash (including Mandatory Cash Shares) are hereinafter referred to as "CASH ELECTION SHARES," and any Exchange Shares with respect to which the holder has elected to receive Rurban Shares are hereinafter referred to as "STOCK ELECTION SHARES." Any Exchange Shares with respect to which the holder thereof shall not, as of the Election Deadline (as defined in Section 2.02(c) below), have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any Exchange Dissenting Shares shall be deemed to be Cash Election Shares for purposes of the allocation provisions of subsection (d) below, but in no event shall such shares be classified as Reallocated Stock Shares (as defined in Section 2.02(d)(ii)(B) below).

            (c) Election Deadline; Revocation or Modification of Election. For purposes of this Agreement, the term "ELECTION DEADLINE" shall mean 5:00 p.m., Eastern Time, on the thirtieth (30th) day following, but not including, the date of mailing of the Election Form, or such other date upon which Rurban and Exchange shall mutually agree prior to the Effective Time. Any election to receive cash, Rurban Shares or a combination of cash and Rurban Shares shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any submitted Election Form may be revoked or changed by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent prior to the Election Deadline. The Exchange Agent shall be required to make all determinations as to when any election, modification or revocation has been received and whether any such election, modification or revocation has been properly made.

            (d) Reallocation of Rurban Shares and Cash. The Exchange Agent shall effect the allocation among holders of Exchange Shares of rights to receive cash, Rurban Shares, or a combination of cash and Rurban Shares in accordance with the Election Forms as follows:

                  (i) If (A) the number of Cash Election Shares multiplied by the Per Share Cash Consideration, plus (B) the cash to be paid in lieu of fractional Rurban Shares pursuant to
                        Section 2.02(j) below, is less than the Aggregate Cash Consideration, then:

                        (1) each of the Cash Election Shares (other than Exchange Dissenting Shares) shall be converted into the right to receive the Per Share Cash Consideration;

                        (2) the Exchange Agent will designate first among the No-Election Shares (by the method described in Section 2.02(e)(i) below) and then, if necessary, will designate among the Stock Election Shares (by the method described in Section 2.02(e)(ii) below), a sufficient number of such shares to receive the Per Share Cash Consideration (such redesignated shares hereinafter referred to as "REALLOCATED CASH SHARES") such that the sum of
                              (a) the product of (1) the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares, multiplied by (2) the

                              Per Share Cash Consideration, plus (b) the amount of cash to be paid in lieu of fractional Rurban Shares pursuant to Section 2.02(j) below, equals the Aggregate Cash Consideration, and each of the Reallocated Cash Shares shall be converted into the right to receive the Per Share Cash Consideration; and

                        (3) each of the No-Election Shares and Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Per Share Stock Consideration.

                  (ii) If (A) the number of Cash Election Shares multiplied by the Per Share Cash Consideration, plus (B) the cash to be paid in lieu of fractional Rurban Shares pursuant to
                        Section 2.02(j) below, is greater than the Aggregate Cash Consideration, then:

                        (1) each of the Stock Election Shares and No-Election Shares shall be converted into the right to receive the Per Share Stock Consideration;

                        (2) the Exchange Agent will designate among the Cash Election Shares (other than Exchange Dissenting Shares and Mandatory Cash Shares) (by the method described in Section 2.02(e) below), a sufficient number of such shares to receive the Per Share Stock Consideration (such redesignated shares hereinafter referred to as "REALLOCATED STOCK SHARES") such that the sum of (a) the product of
                              (1) the number of remaining Cash Election Shares (including all of the Exchange Dissenting Shares and Mandatory Cash Shares) multiplied by (2) the Per Share Cash Consideration, plus (b) the amount of cash to be paid in lieu of fractional Rurban Shares pursuant to Section 2.02(j) below, equals the Aggregate Cash Consideration, and each of the Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration; and

                        (3) each of the Cash Election Shares (other than Exchange Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive the Per Share Cash Consideration.

                  (iii) If (A) the number of Cash Election Shares (including
                        Exchange Dissenting Shares) multiplied by the Per Share Cash Consideration, plus (B) the cash to be paid in lieu of fractional Rurban Shares pursuant to Section 2.02(j) below, is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply, all No-Election Shares and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration.

            (e)   Method of Designation.

                  (i) If the Exchange Agent is required pursuant to Section 2.02(d)(i) to designate from among all No-Election Shares the Reallocated Cash Shares to receive the Per Share Cash Consideration, each holder of No-Election Shares shall have a pro rata portion (based on such holder's No-Election Shares relative to all No-Election Shares) of such holder's No-Election Shares designated as Reallocated Cash Shares.

                  (ii) If the Exchange Agent is required pursuant to Section 2.02(d)(i) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive the Per Share Cash Consideration, each holder of Stock Election Shares shall have a pro rata portion (based on such holder's Stock Election Shares relative to all Stock Election Shares) of such holder's Stock Election Shares designated as Reallocated Cash Shares.

                  (iii) If the Exchange Agent is required pursuant to Section
                        2.02(d)(ii) to designate from among all Cash Election Shares the Reallocated Stock Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall have a pro rata portion (based on such holder's Cash Election Shares relative to all Cash Election Shares) of such holder's Cash Election Shares designated as Reallocated Stock Shares. For purposes of this Section 2.02(e)(iii), neither Exchange Dissenting Shares nor Mandatory Cash Shares shall be considered to be Cash Election Shares.

            (f) Deposit with Exchange Agent; Exchange Fund. Rurban shall provide to the Exchange Agent the aggregate number of Rurban Shares issuable pursuant to Section 2.01, the Aggregate Cash Consideration payable pursuant to Section 2.01, the cash in respect of fractional Rurban Shares payable pursuant to
                  Section 2.02(j), and the amount of all other cash payable in the Merger, if any, on an "as needed" basis to the Exchange Agent, all of which shall be held by the Exchange Agent in trust for the holders of Exchange Shares (collectively, the "EXCHANGE FUND"). No later than ten (10) days after the Election Deadline, the Exchange Agent shall distribute Rurban Shares and make payment of such cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Rurban Shares held by it from time to time hereunder, except that it shall receive and hold in trust for the recipients of the Rurban Shares until distributed thereto pursuant to the provisions of this Agreement all dividends or other distributions paid or distributed with respect to such Rurban Shares for the account of the persons entitled thereto. The Exchange Fund shall not be used for any purpose other than as set forth in this paragraph.

            (g) Surrender of Exchange Certificates. After the completion of the foregoing allocation, each holder of an Exchange Certificate who surrenders such Exchange Certificate to the Exchange Agent shall, upon acceptance thereof by the Exchange Agent, be entitled to a certificate representing the full number of Rurban Shares and/or the amount of cash into which the aggregate number of Exchange Shares previously represented by such surrendered Exchange Certificate shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such Exchange Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each Exchange Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the number of Rurban Shares or the right to receive the amount of cash into which such Exchange Shares shall have been converted. After the Effective Time, there shall be no further transfer on the records of Exchange of Exchange Certificates and, if such Exchange Certificates are presented to Exchange for transfer, they shall be canceled against delivery of certificates for Rurban Shares and/or cash as provided above.

            (h) Lost Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any Exchange Certificate for surrender to the Exchange Agent in accordance with this Section 2.02:

                  (i) evidence to the reasonable satisfaction of the Surviving Corporation that such Exchange Certificate has been lost, wrongfully taken, or destroyed;

                  (ii) such security or indemnity as reasonably may be requested by the Surviving Corporation to save it harmless (which may include the requirement to obtain a third party bond or surety, as determined by the Surviving Corporation); and

                  (iii) evidence to the reasonable satisfaction of the Surviving
                        Corporation that such person was the owner of the Exchange Shares represented by each such Exchange Certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present such Exchange Certificate for exchange pursuant to this Agreement;

                  then the Exchange Agent, in the absence of actual notice to it that any Exchange Shares represented by any such Exchange Certificate have been acquired by a bona fide purchaser, shall deliver to such person the cash and/or Rurban Shares (and cash in lieu of fractional Rurban Share interests, if any) that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Exchange Certificate.

            (i) No Further Ownership Rights in Exchange Shares. All cash and Rurban Shares issued upon conversion of Exchange Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Exchange Shares.

            (j)   No Fractional Rurban Shares.

                  (i) No certificates or scrip representing fractional Rurban Shares shall be issued upon the surrender for exchange of Exchange Certificates, and such fractional Rurban Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

                  (ii) Each holder of Exchange Shares who would otherwise be entitled to receive a fractional Rurban Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional Rurban Share interest to which such holder (after taking into account all Exchange Shares held at the Effective Time by such holder) would otherwise be entitled by (b) $14.15.

            (k) Termination of Exchange Fund. Any portion of the Exchange Fund delivered to the Exchange Agent by Rurban pursuant to Section 2.02(f) that remains undistributed to the shareholders of Exchange for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Exchange who have not complied with this Article Two by such time shall thereafter look only to the Surviving Corporation for payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of a fractional Rurban Share interest and any dividends or distributions with respect to Rurban Shares, in each case without interest.

            (l) No Liability. None of Rurban, Exchange, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of Exchange Shares for any payment of the Per Share Stock Consideration, the Per

                  Share Cash Consideration, any cash in lieu of a fractional Rurban Share interest or any dividends or distributions with respect to Rurban Shares delivered to a public official if required by any applicable abandoned property, escheat or similar law.

            (m) Withholding Rights. Rurban or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Exchange Certificates such amounts as Rurban or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign tax law (whether national, federal, state, provincial, local or otherwise). To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Rurban or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Exchange Certificates.

            (n) Waiver. The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

            2.03. DISSENTING EXCHANGE SHARES

            Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding Exchange Share seeks relief as a dissenting shareholder under Section 1701.85 of the OGCL (an "EXCHANGE DISSENTING SHARE"), then such Exchange Dissenting Share shall not be converted into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, and instead:

            (a) Each such Exchange Dissenting Share shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement; and

            (b) Each holder perfecting such dissenters' rights shall thereafter have only such rights (and shall have such obligations) as are provided in Section 1701.85 of the OGCL, and the Surviving Corporation shall be required to deliver only such cash payments to which the Exchange Dissenting Shares are entitled pursuant to Section 1701.85 of the OGCL; provided, however, that if any such person shall forfeit such right to payment of the fair value under Section 1701.85 of the OGCL, each such holder's Exchange Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Stock Consideration or the Per

                  Share Cash Consideration, as shall have been designated by each such holder, subject to Section 2.01.

Any letter of transmittal submitted by a holder of Exchange Dissenting Shares shall be invalid, unless and until the demand for payment of the fair cash value of the Exchange Shares shall have been or is deemed to have been withdrawn or forfeited.

            2.04. ANTI-DILUTION PROVISIONS

            The Exchange Ratio and the Per Share Stock Consideration shall be adjusted fully to reflect any occurrence, subsequent to the date of this Agreement but prior to the Effective Time, pursuant to which the outstanding Rurban Shares shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Rurban's capitalization. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

            2.05. RURBAN SHARES

            All Rurban Shares, if any, that are owned directly by Exchange immediately prior to the Effective Time shall become treasury shares of the Surviving Corporation. Each other Rurban Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and unaffected by the Merger.

            2.06. TAX CONSEQUENCES

            For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Department regulation sections 1.368-2(g) and 1.368-3(a).

                                  ARTICLE THREE
                   REPRESENTATIONS AND WARRANTIES OF EXCHANGE

            Exchange has delivered to Rurban, concurrently with the execution of this Agreement, a disclosure schedule prepared by Exchange (the "EXCHANGE DISCLOSURE SCHEDULE"). Exchange represents and warrants to Rurban as follows:

            3.01. CORPORATE STATUS

            (a) Exchange is an Ohio corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Exchange is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of this Agreement by the Exchange shareholders and the obtaining of appropriate approvals of Governmental and Regulatory Authorities (as defined below), perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. Exchange is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a material adverse effect on Exchange. Exchange has made available to Rurban true and complete copies of the articles of incorporation and regulations of Exchange, in each case as amended to the date of this Agreement.

            (b) The Exchange Bank ("EXCHANGE BANK") is the only Subsidiary (as that term is defined in Section 3.03 below) of Exchange. Exchange Bank is an Ohio-chartered bank, is a member of the Federal Reserve System and is regulated by the Ohio Division of Financial Institutions (the "ODFI") and the Board of Governors of the Federal Reserve System (the "FRB"). The savings accounts and deposits of Exchange Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC"). Exchange Bank is duly organized, validly existing and in good standing under the laws of the State of Ohio and has full power and authority, corporate or otherwise, to own its property and to carry on its business as presently conducted. Exchange Bank is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction, except where the failure to be so qualified individually or in the aggregate would not reasonably be expected to have a material adverse effect on Exchange Bank. Exchange Bank has made available to Rurban true and complete copies of the articles of incorporation, constitution and other governing instruments of Exchange Bank, in each case as amended to the date of this Agreement.

            (c) As used in this Agreement, (i) any reference to any event, change or effect being "MATERIAL" with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole and (ii) the term "MATERIAL ADVERSE EFFECT" means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole or on the ability of such entity to perform its obligations under this Agreement or consummate the Merger and the other material transactions contemplated by this Agreement other than, in any case, any state of facts, change, development, event, effect, condition or occurrence (A) resulting from changes in the United States economy or the United States securities markets in general;
                  (B) resulting from changes in the industries in which Exchange or Rurban, as the case may be, operates and not specifically relating to Exchange or Rurban, as the case may be; or (C) resulting from the Merger generally; provided, however, that in no event shall a decrease in the trading price of Exchange Shares or Rurban Shares be considered a material adverse effect or material adverse change.

            3.02. CAPITALIZATION OF EXCHANGE

            (a) As of the date of this Agreement, the authorized capital of Exchange consists only of (i) 750,000 Exchange Shares, of which 586,644 Exchange Shares are issued and outstanding and no Exchange Shares are held in treasury by Exchange, and (ii) 750 preferred shares, par value $25.00 per share, none of which are outstanding. All outstanding Exchange Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All Exchange Shares issued have been issued in compliance in all material respects with all applicable federal and state securities laws.

            (b) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Exchange, and no securities or other instruments or obligations of Exchange, the value of which is in any way based upon or derived from any capital or voting stock of Exchange, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Exchange may vote.

            (c) As of the date of this Agreement, except for this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Exchange is a party or by which it is bound, obligating Exchange to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Exchange or obligating Exchange to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Exchange to repurchase, redeem or otherwise acquire any Exchange Shares.

            (d) Except as disclosed in Section 3.02(c) of the Exchange Disclosure Schedule, since December 31, 2004, Exchange has not
                  (A) issued or permitted to be issued any Exchange Shares, or securities exercisable for or convertible into Exchange Shares; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any Exchange Subsidiary or otherwise, any Exchange Shares; or (C) declared, set aside, made or paid to the shareholders of Exchange dividends or other distributions on the outstanding Exchange Shares.

            3.03. EXCHANGE BANK; NO OTHER SUBSIDIARIES

            Exchange Bank is the only Subsidiary of Exchange. Exchange owns beneficially and of record all of the issued and outstanding equity securities of Exchange Bank. There are no options, warrants, calls, rights, commitments or agreements of any character to which Exchange or Exchange Bank is a party or by which either of them is bound obligating Exchange or Exchange Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of Exchange Bank (other than to Exchange), or obligating Exchange or Exchange Bank to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to Exchange's rights to vote or to dispose of the equity securities of Exchange Bank, and all of the equity securities of Exchange Bank held by Exchange are fully paid and non-assessable and are owned by Exchange free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as disclosed in Section 3.03 of the Exchange Disclosure Schedule, neither Exchange nor Exchange Bank owns of record or beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than Exchange's ownership of Exchange Bank.

            For purposes of this Agreement, "SUBSIDIARY" has the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

            3.04. CORPORATE PROCEEDINGS

            All corporate proceedings of Exchange necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, have been duly and validly taken, except for the adoption of this Agreement by the holders of at least a majority of the outstanding Exchange Shares entitled to vote thereon (which is the only required shareholder vote with respect to the Merger) and subject, in the case of the consummation of the Merger, to the filing and recordation of a certificate of merger with the Secretary of State of Ohio as required by the OGCL. The Board of Directors of Exchange has duly adopted resolutions (a) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (b) declaring that it is in the best interests of Exchange's shareholders that Exchange enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (c) declaring that this Agreement is fair to Exchange's shareholders, (d) directing that this Agreement be submitted to a vote at a meeting of Exchange's shareholders to be held as promptly as practicable (the "EXCHANGE MEETING") and (e) recommending that Exchange's shareholders adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 5.03.

            3.05. AUTHORIZED AND EFFECTIVE AGREEMENT

            This Agreement has been duly executed and delivered by Exchange and, assuming the due authorization, execution and delivery by Rurban, constitutes a valid and binding obligation of Exchange, enforceable against Exchange in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Exchange has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the Exchange shareholders, the obtaining of appropriate approvals by Governmental and Regulatory Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

            3.06. FINANCIAL STATEMENTS OF EXCHANGE

            Except as set forth in Section 3.06 of the Exchange Disclosure Schedule, the financial statements of Exchange (including the related notes) included in the Exchange SEC Documents (as defined below) (the "EXCHANGE FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Exchange and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Exchange and the absence of full footnotes).

                  3.07.    SEC FILINGS

            Exchange has filed or furnished all reports and proxy materials required to be filed with, or furnished by it to, the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (together with all information incorporated therein by reference, the "EXCHANGE SEC DOCUMENTS"), except for any reports or proxy materials the failure to file or furnish would not reasonably be expected to have a material adverse effect upon Exchange. Except as set forth in Section 3.07 of the Exchange Disclosure Schedule, all such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the rules of the SEC applicable to such Exchange SEC Documents. None of such documents, as subsequently supplemented or amended, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.08. ABSENCE OF UNDISCLOSED LIABILITIES

            Except as set forth in the Exchange SEC Documents filed or furnished since January 1, 2004 and publicly available prior to the date of this Agreement (including the financial statements included therein) (the "EXCHANGE FILED SEC DOCUMENTS"), or in Section 3.08 of the Exchange Disclosure Schedule, and except as arising hereunder, Exchange and Exchange Bank have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) as of December 31, 2004, other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank. Except as set forth in Section 3.08 of the Exchange Disclosure Schedule, all debts, liabilities, guarantees and obligations of Exchange and Exchange Bank incurred since December 31, 2004 (the "EXCHANGE BALANCE SHEET DATE") have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Except as disclosed in
Section 3.08 of the Exchange Disclosure Schedule, neither Exchange nor Exchange Bank is in default or breach of any material agreement to which Exchange or Exchange Bank is a party other than any such breaches or defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank. To the knowledge of Exchange, no other party to any material agreement to which Exchange or Exchange Bank is a party is in default or breach of such agreement, which breach or default would reasonably be expected to have a material adverse effect on Exchange or Exchange Bank.

            3.09. ABSENCE OF CHANGES

            Except (a) as set forth in the Exchange Filed SEC Documents or (b) as set forth in Section 3.09 of the Exchange Disclosure Schedule, since the Exchange Balance Sheet Date: (i) there has not been any material adverse change in the business, operations, assets or financial condition of Exchange and Exchange Bank taken as a whole, and, to the knowledge of Exchange, no fact or condition exists which Exchange or Exchange Bank believes will cause such a material adverse change in the future; and (ii) neither Exchange nor Exchange Bank has taken or permitted any of the actions described in Section 5.01(b) of this Agreement.

            3.10. LOAN DOCUMENTATION

            The documentation ("LOAN DOCUMENTATION") governing or relating to the loan and credit-related assets ("LOAN ASSETS") included in the loan portfolio of Exchange Bank is legally sufficient for the purposes intended thereby and creates enforceable rights of Exchange Bank in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except for such insufficiencies as would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank. Except as set forth in Section 3.10 of the Exchange Disclosure Schedule, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof. Except as set forth in Section 3.10 of the Exchange Disclosure Schedule, Exchange Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or holder of 5% or more of the outstanding Exchange Shares, or any person, corporation or enterprise controlling, controlled by or under common control with either Exchange or Exchange Bank. All loans and extensions of credit that have been made by Exchange Bank and which are reflected as assets on the Exchange Financial Statements comply in all material respects with applicable regulatory limitations and procedures.

            3.11. ALLOWANCE FOR LOAN LOSSES

            Except as set forth or in Section 3.11 of the Exchange Disclosure Schedule, there is no loan which was made by Exchange Bank and which is reflected as an asset of Exchange or Exchange Bank on the Exchange Financial Statements that (a)(i) is ninety (90) days or more delinquent, (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss," or (iii) designated by management of Exchange or Exchange Bank as "special mention" and (b) the default by the borrower under which would reasonably be expected to have a material adverse effect on Exchange or Exchange Bank. The allowance for loan losses reflected on the Exchange Financial Statements has been determined in accordance with GAAP and in accordance with all rules and regulations applicable to Exchange and Exchange Bank and is adequate as of the date hereof to provide for reasonably anticipated losses or outstanding loans, except for such failures and inadequacies which would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank.

            3.12. REPORTS AND RECORDS

            Exchange and Exchange Bank have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the FRB, the ODFI and the FDIC, except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.13. TAXES

            Except as set forth in Section 3.13 of the Exchange Disclosure Schedule, Exchange and Exchange Bank have timely filed all returns, statements, reports and forms (including, without limitation, elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "TAX RETURNS") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including, without limitation, any interest, penalties or additions to tax with respect thereto, individually a "TAX," and collectively, "TAXES") required to be filed with the appropriate tax authority. Such Tax Returns are and will be true, correct and complete in all material respects. Exchange and Exchange Bank have paid and discharged all Taxes due (whether reflected on such Tax Returns or otherwise), other than such Taxes that are adequately reserved as shown on the Exchange Financial Statements or have arisen in the ordinary course of business since the

Exchange Balance Sheet Date. Except as set forth in Section 3.13 of the Exchange Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Exchange, is threatening to assert against Exchange or Exchange Bank any deficiency or claim for additional Taxes. No federal, state, local, or foreign Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Exchange or Exchange Bank and, to the knowledge of Exchange, no such audit or proceeding is threatened. There are no unexpired waivers by Exchange or Exchange Bank of any statute of limitations with respect to Taxes, and neither Exchange nor Exchange Bank is the beneficiary of any extention of time within which to file any Tax Return. The accruals and reserves for Taxes reflected in the Exchange Financial Statements are adequate in all material respects for the periods covered. Exchange and Exchange Bank have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of Exchange or Exchange Bank, other than liens for current Taxes not yet due and payable. Neither Exchange nor Exchange Bank has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Exchange nor Exchange Bank has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in Section
3.13 of the Exchange Disclosure Schedule, neither Exchange nor Exchange Bank is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Neither Exchange nor Exchange Bank has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Exchange is or was the common parent corporation. Neither Exchange nor Exchange Bank has any liability for the Taxes of any other person or entity under Treasury Department Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

            3.14. PROPERTY AND TITLE

            Section 3.14 of the Exchange Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Exchange or Exchange Bank and used in the business of Exchange or Exchange Bank (collectively, the "EXCHANGE REAL PROPERTIES"). The Exchange Real Properties constitute all of the real property and interests in real property used in the businesses of Exchange and Exchange Bank. Copies of all leases of Exchange Real Properties to which Exchange or Exchange Bank is a party have been provided to Rurban. Such leasehold interests have not been assigned or subleased. All Exchange Real Properties which are owned by Exchange or Exchange Bank are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (a) those set forth in
Section 3.14 of the Exchange Disclosure Schedule; (b) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (c) liens for current Taxes not yet due and payable. Exchange and Exchange Bank own, and are in rightful possession of, and have good title to, all of the other assets indicated in the Exchange Financial Statements as being owned by Exchange or Exchange Bank, free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except (a) those described in Section 3.14 of the Exchange Disclosure Schedule and (ii) those assets disposed of in the ordinary course of business consistent with past practices. The assets of Exchange and Exchange Bank, taken as a whole, are adequate to continue to conduct the businesses of Exchange and Exchange Bank as such businesses are presently being conducted.

            3.15. LEGAL PROCEEDINGS

            Except as set forth in the Exchange Filed SEC Documents or Section
3.15 of the Exchange Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Exchange, threatened in any court, before any Governmental Authority or instrumentality or in any arbitration proceeding against Exchange or Exchange Bank.

            3.16. REGULATORY MATTERS

            Except as set forth in Section 3.16 of the Exchange Disclosure Schedule, neither Exchange, Exchange Bank nor their respective properties is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the ODFI, the FDIC and the SEC) or the supervision or regulation of Exchange or Exchange Bank (collectively, the "REGULATORY AUTHORITIES"). Except as set forth in Section
3.16 of the Exchange Disclosure Schedule, neither Exchange nor Exchange Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

            3.17. NO CONFLICT

            Subject to the required adoption of this Agreement by the shareholders of Exchange, receipt of the required approvals of Governmental and Regulatory Authorities, expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Exchange and Exchange Bank do not and will not (a) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (i) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a "GOVERNMENTAL AUTHORITY") applicable to Exchange or Exchange Bank or any of their respective properties; (ii) the articles or code of regulations of Exchange, or the articles, constitution or other governing instruments of Exchange Bank, (iii) any material agreement, indenture or instrument to which Exchange or Exchange Bank is a party or by which either of their properties or assets may be bound; or (iv) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Exchange or Exchange Bank; (b) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Exchange or Exchange Bank; or (c) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Exchange or Exchange Bank.

            3.18. BROKERS, FINDERS AND OTHERS

            Except for the fees payable to Capital Market Securities, Inc. ("EXCHANGE'S FINANCIAL ADVISOR"), which fees shall be paid in full by Exchange and/or Exchange Bank prior to the Effective Time, there are no fees or commissions of any sort whatsoever claimed by, or payable by Exchange or Exchange Bank to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

            3.19. EMPLOYMENT AGREEMENTS

            Except as disclosed in Section 3.19 of the Exchange Disclosure Schedule, neither Exchange nor Exchange Bank is a party to any employment, change in control, severance or consulting agreement not terminable at will. Neither Exchange nor Exchange Bank is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. Each of Exchange and Exchange Bank is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours other than with respect to any noncompliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank.

            3.20. EMPLOYEE BENEFIT PLANS

            (a) Section 3.20(a) of the Exchange Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (i) Exchange or Exchange Bank and in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "Consultants"), officer or former officer (the "OFFICERS"), or director or former director

                  (the "DIRECTORS") of Exchange or Exchange Bank participates or to which any such Employees, Consultants, Officers or Directors are parties or (ii) any ERISA Affiliate (as defined below) (collectively, the "COMPENSATION AND BENEFIT PLANS"). Neither Exchange nor Exchange Bank has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, nor will Exchange or Exchange Bank make discretionary contributions to a Compensation or Benefit Plan during the 2005 calendar year (prior to the Effective Time) in excess of the amounts contributed for the 2004 calendar year to such plan, except to the extent required by law or as contemplated by this Agreement.

            (b) Each Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has been amended, or amended and restated, to meet the qualification requirements set forth in Section 401(a) of the Code and applicable guidance thereunder not later than by the date or dates specified by the Internal Revenue Service. There is no material pending or, to the knowledge of Exchange, threatened, legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Exchange nor Exchange Bank has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Exchange or Exchange Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

            (c) None of Exchange or Exchange Bank, or any entity which is considered one employer with Exchange or Exchange Bank under
                  Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (an "ERISA AFFILIATE"), has ever sponsored, maintained or been obligated to contribute to any Pension Plan subject to either Title IV of ERISA or the funding requirements of Section 412 of the Code. None of Exchange or Exchange Bank, or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and

                  4001(a)(3)) at any time since September 26, 1980, or a multiple employer plan (as defined in Section 413 of the Code). There is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL"), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan.

            (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Exchange or Exchange Bank is a party have been timely made or have been reflected on the Exchange Financial Statements.

            (e) Except as disclosed in Section 3.20(e) of the Exchange Disclosure Schedule, neither Exchange nor Exchange Bank has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code.

            (f) Exchange and Exchange Bank do not maintain any foreign Compensation and Benefit Plans.

            (g) With respect to each Compensation and Benefit Plan, if applicable, Exchange or Exchange Bank has provided or made available to Rurban, true and complete copies of: (i) Compensation and Benefit Plan documents and all amendments thereto; (ii) trust instruments and insurance contracts; (iii) the most recent annual returns (Forms 5500) and financial statements; (iv) the most recent summary plan descriptions;
                  (v) the most recent determination letter issued by the IRS; and (vi) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

            (h) Except as disclosed in Section 3.20(h) of the Exchange Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective
                  Time), reasonably be expected to (i) entitle any Employee, Officer, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (iii) result in any material increase in benefits payable under any Compensation and Benefit Plan.

            3.21. COMPLIANCE WITH LAWS

            Except with respect to Environmental Laws and Taxes, which are the subject of Sections 3.25 and 3.13, respectively, and except as set forth in
Section 3.21 of the Exchange Disclosure Schedule, each of Exchange and Exchange
Bank:

            (a) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank;

            (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental and Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them has been threatened in writing; and

            (c) has received no written notification or communication from any Governmental or Regulatory Authority since January 1, 2004,
                  (i) asserting that Exchange or Exchange Bank is not in compliance with any of the statutes, regulations or ordinances which such Governmental or Regulatory Authority enforces, or
                  (ii) threatening to revoke any license, franchise, permit or governmental authorization, which has not been resolved to the satisfaction of the Governmental or Regulatory Authority that sent such notification or communication. There is no event which has occurred that, to the knowledge of Exchange, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization.

            3.22. INSURANCE

            (a) Section 3.22 of the Exchange Disclosure Schedule lists all of the insurance policies, binders or bonds maintained by Exchange or Exchange Bank and a description of all claims filed by Exchange or Exchange Bank against the insurers of Exchange and Exchange Bank since January 1, 2002. All such insurance policies are in full force and effect, neither Exchange nor Exchange Bank is in material default thereunder and all claims thereunder have been filed in due and timely fashion.

            (b) The savings accounts and deposits of Exchange Bank are insured up to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and Exchange Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

            3.23. GOVERNMENTAL AND THIRD-PARTY PROCEEDINGS

            No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority, Regulatory Authority or any other third party is required to be made or obtained by Exchange or Exchange Bank in connection with the execution, delivery or performance by Exchange of this Agreement or the consummation by Exchange of the transactions contemplated hereby, except for (a) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (b) the filing of the appropriate certificate of merger with the Secretary of State of Ohio pursuant to the OGCL, (c) the adoption of this Agreement by the Exchange shareholders, (d) the filing with the SEC of the Proxy Statement/Prospectus, and such other reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, and
(e) such other consents, approvals, order, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a material adverse affect on Exchange or Exchange Bank.

            3.24. CONTRACTS

            Except for the contracts, agreements commitments and arrangements, whether written or oral (collectively, "CONTRACTS"), filed as exhibits to the Exchange Filed SEC Documents, there are no Contracts that are required to be filed as an exhibit to any Exchange Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Except for Contracts filed in unredacted form as exhibits to the Exchange Filed SEC Documents and purchase orders entered into in the ordinary course of business, Section 3.24 of the Exchange Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all Contracts in existence as of the date of this Agreement (other than those which have been performed completely): (a) which involve the payment by or to Exchange or Exchange Bank of more than $25,000 in connection with the purchase of property or goods or the performance of services or (b) which are not in the ordinary course of their respective businesses. True, complete and correct copies of all such Contracts have been delivered to Rurban. Neither Exchange nor Exchange Bank, nor, to the knowledge of Exchange, any other party thereto, is in default under any such Contract to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            3.25. ENVIRONMENTAL MATTERS

            Except as otherwise disclosed in Section 3.25 of the Exchange Disclosure Schedule: (a) to the knowledge of Exchange, each of Exchange and Exchange Bank is and has been at all times in compliance in all material respects with all applicable Environmental Laws and neither Exchange nor Exchange Bank has engaged in any activity in violation of any applicable Environmental Law; (b)(i) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court, Governmental or Regulatory Authority are pending or, to the knowledge of Exchange, have been threatened in writing in connection with any activities of Exchange or Exchange Bank or any Exchange Real Properties or improvements thereon, and (ii) to the knowledge of Exchange, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental or Regulatory Authority are pending or threatened in connection with any real properties in respect of which Exchange Bank has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "EXCHANGE BANK REAL ESTATE COLLATERAL"); (c) to the knowledge of Exchange, no claims are pending or threatened by any third party against Exchange or Exchange Bank, or with respect to the Exchange Real Properties or improvements thereon, or the Exchange Bank Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance which have not been resolved to the satisfaction of the parties involved; (d) to the knowledge of Exchange, no Hazardous Substances have been integrated into the Exchange Real Properties or improvements thereon or any component thereof, or the Exchange Bank Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; and (e) Exchange does not have knowledge that
(i) any of the Exchange Real Properties or improvements thereon or the Exchange Bank Real Estate Collateral or improvements thereon has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (ii) any of the business operations of Exchange or Exchange Bank have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (iii) any of the Exchange Real Properties or improvements thereon, or the Exchange Bank Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment.

            For purposes of this Agreement, (a) "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement, and (b) "HAZARDOUS SUBSTANCES" means, at any time: (i) any "hazardous substance" as defined in Section 101(14) of CERCLA or regulations promulgated thereunder; (ii) any

"solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and
(iii) friable asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBS"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

            3.26. TAKEOVER LAWS

            The approval of this Agreement and the Merger by the Board of Directors of Exchange constitutes approval of the Merger for purposes of Chapter 1704 of the OGCL and represents all of the action necessary to ensure that the restrictions on a "Chapter 1704. transaction" as defined in Chapter 1704 of the OGCL do not and will not apply to the execution or delivery of this Agreement (including any amendments to this Agreement) or the consummation of the Merger and the other transactions contemplated hereby.

            3.27. EXCHANGE INFORMATION

            True and complete copies of all documents listed in the Exchange Disclosure Schedule have been made available or provided to Rurban. The books of account, stock record books and other financial and corporate records of Exchange and Exchange Bank, all of which have been made available to Rurban, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management's authorizations and such books and records are accurately reflected in all material respects in the Exchange SEC Documents.

            3.28. CRA COMPLIANCE

            Neither Exchange nor Exchange Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act, as amended ("CRA"), and the regulations promulgated thereunder, and Exchange Bank has received a CRA rating of satisfactory or better from the FRB. Exchange does not have knowledge of any fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Exchange or Exchange Bank to receive any notice of non-compliance with such provisions or cause the CRA rating of Exchange or Exchange Bank to fall below satisfactory.

            3.29. OWNERSHIP OF RURBAN SHARES

            As of the date hereof, except as otherwise disclosed in Section 3.29 of the Exchange Disclosure Schedule, neither Exchange nor Exchange Bank nor, to the knowledge of Exchange, any of their affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Rurban Shares.

            3.30. FAIRNESS OPINION

            The Board of Directors of Exchange has received the opinion of Exchange's Financial Advisor dated the date of this Agreement to the effect that the consideration to be received by the Exchange shareholders in the Merger is fair, from a financial point of view, to the Exchange shareholders.

            3.31. RISK MANAGEMENT INSTRUMENTS

            All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the account of Exchange or Exchange Bank, were entered into (i) in accordance in all material respects with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Exchange or Exchange Bank, as applicable, enforceable in accordance with its terms, and is in full force and effect, except with respect to such risk management agreements the loss of which would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank. Neither Exchange nor Exchange Bank, nor to the knowledge of Exchange, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement, which breach would reasonably be expected to have a material adverse effect on Exchange or Exchange Bank.

            3.32. REPURCHASE AGREEMENTS

            With respect to any agreement pursuant to which Exchange or Exchange Bank has purchased securities subject to an agreement to repurchase, Exchange or Exchange Bank, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except for such agreements with respect to which the failure to maintain such liens or maintain such collateral would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank.

            3.33. INVESTMENT SECURITIES

            Each of Exchange and Exchange Bank has good and marketable title to all securities held by it (except securities sold under repurchase agreement or held in any fiduciary or agency capacity), free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any person or persons whatsoever, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of Exchange or Exchange Bank, and except for charges, mortgages, pledges, security interests, hypothecations, restrictions, claims, options, liens, encumbrances or interests that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Exchange or Exchange Bank. Such securities are valued on the books of Exchange in accordance with GAAP in all material respects.

            3.34. OFF BALANCE SHEET TRANSACTIONS

            Section 3.34 of the Exchange Disclosure Schedule sets forth a true and complete list of all special purpose entities, limited purpose entities and qualified special purpose entities, in which Exchange or Exchange Bank has an economic or management interest. Section 3.34 of the Exchange Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements and other relationships between or among any such Exchange affiliated entity, on the one hand, and Exchange, Exchange Bank, and any officer or director of Exchange or Exchange Bank, on the other hand, that are not reflected in the Exchange Financial Statements (each, an "EXCHANGE OFF BALANCE SHEET TRANSACTION").

                                  ARTICLE FOUR
                    REPRESENTATIONS AND WARRANTIES OF RURBAN

            Rurban hereby represents and warrants to Exchange that:

            4.01. CORPORATE STATUS

            Rurban is an Ohio corporation and a bank holding company registered under the BHCA. Rurban is duly organized, validly existing and in good standing under the laws of the State of Ohio and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the required obtaining of appropriate approvals of Governmental and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate would not reasonably be expected to have a material adverse effect on Rurban. Rurban has made available to Exchange true and complete copies of its articles of incorporation and code of regulations as amended to the date of this Agreement.

            4.02. CORPORATE PROCEEDINGS

            All corporate proceedings of Rurban necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly taken, subject, in the case of the consummation of the Merger, to the filing and recordation of a certificate of merger with the Secretary of State of Ohio as required by the OGCL. This Agreement has been duly executed and delivered by Rurban. No vote of Rurban's stockholders is required to be obtained in connection with the consummation of the transactions contemplated hereby.

            4.03. CAPITALIZATION OF RURBAN

            (a) As of the date of this Agreement, the authorized capital stock of Rurban consists only of 10,000,000 Rurban Shares, of which 4,575,702 Rurban Shares are issued and outstanding and 7,214 Rurban Shares are held in treasury by Rurban. All outstanding Rurban Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person.

            (b) As of the date of this Agreement, 441,000 Rurban Shares were reserved for issuance upon the exercise of outstanding stock options (the "RURBAN STOCK OPTIONS") granted under Rurban's stock option plans (the "RURBAN STOCK OPTION PLANS"), and 35,123 Rurban Shares were available for future grants of stock options under the Rurban Stock Option Plans.

            (c) As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Rurban, and no securities or other instruments or obligations of Rurban, the value of which is in any way based upon or derived from any capital or voting stock of Rurban, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Rurban may vote.

            (d) As of the date of this Agreement, except for the Rurban Stock Options and this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Rurban is a party or by which it is bound, obligating Rurban to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Rurban or obligating Rurban to issue, grant, extend or enter into any such security, option warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Rurban to repurchase, redeem or otherwise acquire any Rurban Shares.

            (e) The Rurban Shares to be issued in exchange for Exchange Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will not be subject to any preemptive or other statutory right of shareholders and will be issued in compliance with applicable federal and state securities laws.

            4.04. AUTHORIZED AND EFFECTIVE AGREEMENT

            This Agreement has been duly executed and delivered by Rurban and, assuming the due authorization, execution and delivery by each of Exchange, constitutes the legal, valid and binding obligation of Rurban, enforceable against Rurban in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Rurban has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the obtaining of appropriate approvals by Governmental and Regulatory Authorities and the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement.

            4.05. NO CONFLICT

            Subject to the receipt of the required approvals of Governmental and Regulatory Authorities, expiration of applicable regulatory waiting periods and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Rurban do not and will not (a) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (i) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Rurban or any of its properties; (ii) the articles or code of regulations of Rurban;
(iii) any material agreement, indenture or instrument to which Rurban is a party or by which it or its properties or assets may be bound; or (iv) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Rurban; (b) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Rurban, other than such security interests, mortgage, options, claims, liens, charges or encumbrances that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Rurban; or (c) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Rurban.

            4.06. SEC FILINGS

            Rurban has filed all reports and proxy materials required to be filed by it with, or furnished by it to, the SEC pursuant to the Exchange Act (together with all information incorporated therein by reference, the "RURBAN SEC DOCUMENTS"), except for any reports or proxy materials the failure to file or furnish would not reasonably be expected to have a material adverse effect upon Rurban. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the rules of the SEC applicable to such Rurban SEC Documents. None of such documents, as subsequently supplemented or amended, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.07. FINANCIAL STATEMENTS OF RURBAN

            The financial statements of Rurban (including the related notes) included in the Rurban SEC Documents (the "RURBAN FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Rurban and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Rurban and the absence of full footnotes).

            4.08. BROKERS, FINDERS AND OTHERS

            Except for fees paid or payable to Friedman Billings Ramsey, there are no fees or commissions of any sort whatsoever claimed by, or payable by Rurban to, any broker, finder, intermediary attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

            4.09. GOVERNMENTAL AND THIRD-PARTY PROCEEDINGS

            No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental or Regulatory Authority or any other third party is required to be made or obtained by Rurban in connection with the execution, delivery or performance by Rurban of this Agreement or the consummation by Rurban of the transactions contemplated hereby, except for (a) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (b) the filing of the appropriate certificate of merger with the Secretary of State of Ohio pursuant to the OGCL,
(c) the filing with the SEC of the Registration Statement (as defined in Section
7.03 below) and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (d) any filings required under the rules and regulations of Nasdaq, and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings, except for such consents, approvals orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a material effect on Rurban.

            4.10. CRA COMPLIANCE

            Neither Rurban nor any Rurban Subsidiary has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and neither Rurban nor any Rurban Subsidiary has received a CRA rating of less than "satisfactory" on its most recent examination. Rurban knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Rurban or any Rurban

Subsidiary to receive any notice of non-compliance with such provisions or cause the CRA rating of Rurban or any Rurban Subsidiary to fall below satisfactory.

            4.11. LEGAL PROCEEDINGS

            Except as set forth in the Rurban Filed SEC Documents, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Rurban, threatened in any court, before any Governmental Authority or instrumentality or in any arbitration proceeding (a) against Rurban which, if adversely determined against Rurban, would have a material adverse effect on Rurban; or (b) against or by Rurban which, if adversely determined against Rurban, would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

            4.12. OWNERSHIP OF EXCHANGE SHARES

            Neither Rurban nor, to the knowledge of Rurban, any of its Subsidiaries (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Exchange Shares.

            4.13. COMPLIANCE WITH LAWS

            Each of Rurban and its Subsidiaries:

            (a) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on Rurban or any of its Subsidiaries;

            (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental and Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on Rurban or any of its Subsidiaries; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them has been threatened in writing; and

            (c) has received no written notification or communication from any Governmental or Regulatory Authority since January 1, 2004,
                  (i) asserting that Rurban or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental or Regulatory Authority enforces, or
                  (ii) threatening to revoke any license, franchise, permit or governmental authorization, which has not been resolved to the satisfaction of the Governmental or Regulatory Authority that sent such notification or communication. There is no event which has occurred that, to the knowledge of Rurban, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization.

            4.14. REGULATORY MATTERS

            Neither Rurban, any of its Subsidiaries nor their respective properties is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority, and neither Rurban nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission, except, in each case, for any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that would not be required to be publicly disclosed by Rurban pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

            4.15. REPORTS AND RECORDS

            Rurban and each of its Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the FRB, the ODFI and the FDIC, except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on Rurban or any of its Subsidiaries. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.16. ABSENCE OF UNDISCLOSED LIABILITIES

            Except as set forth in the Rurban SEC Documents filed or furnished since January 1, 2004 and publicly available prior to the date of this Agreement (including the financial statements included therein) (the "RURBAN FILED SEC DOCUMENTS"), and except as arising hereunder, Rurban and each of its Subsidiaries have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) as of December 31, 2004, other than liabilities and obligations that individually or in the aggregate (a) would not reasonably be expected to have a material adverse effect on Rurban or any of its Subsidiaries or (b) would not be required to be publicly disclosed by Rurban pursuant to the Exchange Act and the rules and regulations promulgated thereunder. All debts, liabilities, guarantees and obligations of Rurban and each of its Subsidiaries incurred since December 31, 2004 have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Neither Rurban nor any of its Subsidiaries is in default or breach of any material agreement to which Rurban or any of its Subsidiaries is a party other than any such breaches or defaults that individually or in the aggregate (a) would not reasonably be expected to have a material adverse effect on Rurban or any of its Subsidiaries or (b) would not be required to be publicly disclosed by Rurban pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

            4.17. ABSENCE OF CHANGES

            Except as set forth in the Rurban Filed SEC Documents, since the Rurban Balance Sheet Date, there has not been any material adverse change in the business, operations, assets or financial condition of Rurban and its Subsidiaries taken as a whole and, to the knowledge of Rurban, no fact or condition exists which Rurban believes will cause such a material adverse change in the future, except, in each case, for any change that would not be required to be publicly disclosed by Rurban pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

                                  ARTICLE FIVE
                          FURTHER COVENANTS OF EXCHANGE

            5.01. OPERATION OF BUSINESS

            Exchange covenants to Rurban that, throughout the period from the date of this Agreement to and including the Closing (as defined in Section 9.01 below), except as expressly contemplated or permitted by this Agreement or to the extent that Rurban shall otherwise consent in writing:

            (a) Conduct of Business. The business of Exchange and Exchange Bank will be conducted only in the ordinary and usual course consistent with past practice. Exchange will not, and will cause Exchange Bank not to, take any action that would be inconsistent with any representation or warranty of Exchange set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action, except as may be required by applicable law or regulation.

            (b) Changes in Business and Capital Structure. Except as provided for by this Agreement, as set forth in Section 5.01(b) of the Exchange Disclosure Schedule or as otherwise approved expressly in writing by Rurban, Exchange will not, and will cause Exchange Bank not to:

                  (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of Exchange or Exchange Bank, tangible or intangible, which are material, individually or in the aggregate, to Exchange or Exchange Bank except for securitization activities in the ordinary course of business;

                  (ii) make any capital expenditure or capital additions or improvements which individually exceed $10,000 or exceed $50,000;

                  (iii) become bound by, enter into, or perform any material contract, commitment or transaction that would be reasonably likely to (A) have a material adverse effect on Exchange or Exchange Bank, (B) impair in any material respect the ability of Exchange or Exchange Bank to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

                  (iv) declare, pay or set aside for payment any dividends or make any distributions on Exchange shares;

                  (v) purchase, redeem, retire or otherwise acquire any Exchange Shares;

                  (vi) issue or grant any option or right to acquire any of its capital shares other than the issuance of Exchange Shares pursuant to the exercise of options outstanding as of the date of this Agreement;

                  (vii) amend or propose to amend any of the governing documents of Exchange or Exchange Bank except as otherwise expressly contemplated by this Agreement;

                  (viii) effect, directly or indirectly, any share split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                  (ix) acquire any real property or all or any portion of the assets, business, deposits or properties of any other entity other than in the ordinary and usual course of business consistent with past practice (A) by way of foreclosures or (B) by acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith;

                  (x) enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of Exchange or Exchange Bank, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that Exchange or Exchange Bank may take such actions in order to satisfy either applicable law or contractual obligations, including those arising under its benefit plans, existing as of the date hereof and disclosed in the Exchange Disclosure Schedule, or regular annual renewals of insurance contracts;

                  (xi) hire any full-time employee, other than replacement employees for positions then existing, announce or pay any general wage or salary increase or bonus, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Officer, Director or Employee of Exchange or Exchange Bank, except, in each case, for changes that are required by applicable law or to satisfy contractual obligations existing as of the date hereof that are disclosed in the Exchange Disclosure Schedule;

                  (xii) borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others, except for amounts as may be obtained with the right of prepayment at any time without penalty or premium, borrowings on an overnight or daily basis and deposit taking in the ordinary course of its business;

                  (xiii) enter into or terminate any contract, other than a loan or deposit contract, requiring the payment or receipt of $10,000 or more in any 12-month period or $25,000 in the aggregate, or amend or modify in any material respect any of its existing material contracts, except in each case as set forth in the Exchange Disclosure Schedule;

                  (xiv) except as disclosed in the Exchange Disclosure Schedule, implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

                  (xv) make or change any Tax election, annual accounting period or Tax accounting method, file any amended Tax Return, settle any Tax claim or assessment, consent to the extension or waiver of any statute of limitations with respect to Taxes, enter into any closing agreement, surrender any right to claim a refund of Taxes, or take any similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Rurban or Exchange Bank for any period ending after the Effective Time or decreasing any Tax attribute of Exchange or Exchange Bank existing at the Effective Time;

                  (xvi) originate or issue a commitment to originate any loan secured by real estate in a principal amount of $200,000 or more or any unsecured loan or loan secured by other than real estate in a principal amount of $50,000 or more;

                  (xvii) establish any new lending programs or make any changes in its policies concerning which persons may approve loans;

                  (xviii) enter into any securities transactions for its own account or purchase or otherwise acquire any investment security for its own account other than U.S. Government and U.S. agency obligations;

                  (xix) enter into any interest rate swaps or derivative or hedge contracts;

                  (xx) increase or decrease the rate of interest paid on time deposits or certificates of deposits, except in a manner consistent with past practices and in relation to rates prevailing in the relevant Exchange Bank market;

                  (xxi) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I Environmental Report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials including asbestos and petroleum products; provided, however, that Exchange Bank shall not be required to obtain such a report with respect to single-family, non-agriculture residential property of one acre or less to be foreclosed upon unless it has reason to believe such property may contain any such pollutants, contaminants, waste materials including asbestos or petroleum products;

                  (xxii) take any action that would result in (A) any of its representations or warranties contained in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
                          (B) any of the conditions to the Merger set forth in Article Eight not being satisfied, or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or

                  (xxiii) enter into any agreement to do any of the foregoing.

            (c) Maintenance of Property. Exchange shall, and shall cause Exchange Bank to, use its commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

            (d) Performance of Obligations. Exchange shall, and shall cause Exchange Bank to, perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses.

            (e) Maintenance of Business Organization. Exchange shall, and shall cause Exchange Bank to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key Employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them.

            (f) Insurance. Exchange shall, and shall cause Exchange Bank to, maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them as of the date of this Agreement, and upon the renewal or termination of such insurance, Exchange and Exchange Bank will use their commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them as of the date of this Agreement..

            (g) Access to Information. Exchange shall, and shall cause Exchange Bank to, afford to Rurban and to its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of Exchange's and Exchange Bank's respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period, Exchange and Exchange Bank will make available to Rurban on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (ii) all other information concerning its business, properties and personnel as Rurban may reasonably request (including the financial and Tax work papers of independent auditors and financial consultants); provided, however, that Rurban shall not unreasonably interfere with the business operations of Exchange or Exchange Bank.

            (h) Payment of Taxes. Exchange shall, and shall cause Exchange Bank to, timely file all Tax Returns required to be filed on or before the Effective

                  Time, and accrue for and/or pay any Tax shown on such Tax Returns to be due.

            5.02. NOTIFICATION

            Between the date of this Agreement and the Closing Date, Exchange promptly shall notify Rurban in writing if Exchange or Exchange Bank becomes aware of any fact or condition that (a) causes or constitutes a breach of any of the representations and warranties of Exchange, or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Exchange Disclosure Schedule, Exchange will promptly deliver to Rurban a supplement to the Exchange Disclosure Schedule specifying such change ("UPDATED EXCHANGE DISCLOSURE SCHEDULE"); provided, however, that the disclosure of such change in the Updated Exchange Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Rurban. During the same period, Exchange will promptly notify Rurban of (i) the occurrence of any breach of any of the covenants of Exchange contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Exchange, to result in a material adverse effect with respect to Exchange.

            5.03. ACQUISITION TRANSACTIONS

            From and after the date hereof, Exchange shall not, directly or indirectly through any of its Officers, Directors, Employees, agents or advisors, solicit, initiate or knowingly encourage, including by means of furnishing information, any proposals or offers from any person or entity, or discuss or negotiate with any such person or entity, regarding any acquisition or purchase of 20% or more of the outstanding shares of any class of voting securities, or 20% or more of the assets or deposits, of Exchange or Exchange Bank, or any merger, tender or exchange offer, consolidation or business combination involving Exchange or Exchange Bank (collectively, "ACQUISITION TRANSACTIONS"). The foregoing sentence shall not apply, however, to the consideration, negotiation and consummation of an Acquisition Transaction not solicited or initiated by Exchange or Exchange Bank or any of their respective Officers, Directors, agents or affiliates if, and to the extent that, the Board of Directors of Exchange reasonably determines in good faith after consultation with Exchange's Financial Advisor and upon written advice of legal counsel to Exchange that failure to consider such Acquisition Transaction could reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of Exchange under Ohio law. Exchange shall give Rurban prompt notice of any proposal of an Acquisition Transaction and keep Rurban promptly informed regarding the substance thereof and the response of the Board of Directors of Exchange thereto. Exchange shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Rurban with respect to any Acquisition Proposal and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

            5.04. DELIVERY OF INFORMATION

            Exchange shall furnish to Rurban promptly after such documents are available: (a) all reports, proxy statements or other communications by Exchange to its shareholders generally and (b) all press releases relating to any events or transactions.

            5.05. AFFILIATES COMPLIANCE WITH THE SECURITIES ACT

            No later than the 15th day prior to the mailing of the Proxy Statement/Prospectus, Exchange shall deliver to Rurban a schedule of all persons who Exchange reasonably believes are, or are likely to be, as of the date of the Exchange Meeting, deemed to be "affiliates" of Exchange as that term is used in Rule 145 under the Securities Act (the "RULE 145 AFFILIATES"). Exchange shall cause each person who may be deemed to be a Rule 145 Affiliate to execute and deliver to Rurban on or before the date of mailing of the Proxy Statement/Prospectus an agreement in the form of Exhibit A.

            5.06. TAKEOVER LAWS

                  Exchange shall (a) take all necessary steps to exempt (or cause the continued exemption of) this Agreement and the Merger from, or comply with, the requirements of Chapter 1704 of the OGCL and from any provisions under its articles of incorporation and code of regulations, as applicable, by action of the Board of Directors of Exchange or otherwise, and (b) use reasonable efforts to assist in any challenge by Rurban to the validity, or applicability to the Merger, of any such takeover law.

            5.07. VOTING AGREEMENT

            Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Rurban's willingness to enter into this Agreement, each of the directors of Exchange and Exchange Bank shall enter into a Voting Agreement in the form attached hereto as Exhibit B. If any person shall become a director of Exchange or Exchange Bank after the date of this Agreement and until the Effective Time, Exchange shall cause each such person to execute a Voting Agreement.

            5.08 NO CONTROL

            Nothing contained in this Agreement shall give Rurban, directly or indirectly, the right to control or direct the operations of Exchange or Exchange Bank prior to the Effective Time. Prior to the Effective Time, each of Exchange and Rurban shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its subsidiaries respective operations.

            5.09 TERMINATION OF EMPLOYMENT AND SEVERANCE AGREEMENTS

            Prior to the Effective Time, Exchange shall, and shall cause Exchange Bank to, satisfy and/or terminate each employment, change in control, severance or consulting agreement to which Exchange or Exchange Bank is a party, including those agreements disclosed in Section 3.19 of the Exchange Disclosure Schedule (but excluding any agreements between Exchange and Rurban), and to pay or accrue any and all severance and other payments and benefits required to be paid by Exchange or Exchange Bank as a result of the termination thereof or the transactions contemplated by this Agreement.

            5.10 ACCOUNTING POLICIES

            Before the Effective Time and at the request of Rurban, Exchange shall, and shall cause Exchange Bank to, promptly (a) establish and take such reserves and accruals to conform Exchange Bank's loan, accrual and reserve policies to Rurban's policies; (b) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and
(c) recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, to the extent permitted by law and consistent with GAAP; provided, however, that neither Exchange nor Exchange Bank shall be obligated to make any such changes or adjustments until the satisfaction of all unwaived conditions set forth in Section 8.03(a) and (b).

                                   ARTICLE SIX
                           FURTHER COVENANTS OF RURBAN

            6.01. ACCESS TO INFORMATION

            Rurban shall furnish to Exchange promptly after such documents are available: (a) all reports, proxy statements or other communications by Rurban to its shareholders generally; and (b) all press releases relating to any transactions.

            6.02. EMPLOYEES; EMPLOYEE BENEFITS

            (a) All employees of Exchange and Exchange Bank who are actively employed at the Effective Time and who Rurban determines to retain after the Merger shall continue as employees of Exchange Bank ("CONTINUING EMPLOYEES") at the Effective Time and, with respect to continuing Employees who are not currently covered by a written employment or severance agreement with Exchange Bank, shall be employed as at-will employees of Exchange Bank. Continuing Employees shall continue to participate in the Exchange Compensation and Benefit Plans unless and until Rurban, in its sole discretion, shall determine that all or some of the Exchange Compensation and Benefit Plans shall be terminated or merged into certain employee benefit plans of Rurban or a Rurban Subsidiary. Following the termination or merger of all or some of the Exchange Compensation and Benefit Plans, Rurban will, or will cause its Subsidiaries to, provide each Continuing Employee with employee benefits to replace those programs that have been terminated or merged (other than equity or equity-based plans and programs) that are no less than the benefits provided to similarly situated employees of Rurban and its Subsidiaries. At such time as the Continuing Employees shall participate in any employee benefit plans of Rurban pursuant to the foregoing, each such Continuing Employee shall be credited with years of service with Exchange, Exchange Bank and, to the extent credit would have been given by Exchange or Exchange Bank for years of service with a predecessor (including any business organization acquired by Exchange or Exchange Bank), years of service with a predecessor of Exchange or Exchange Bank, for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Rurban, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Exchange Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage.

            (b) Any employee of Exchange or Exchange Bank immediately before the Effective Time who is not currently covered by a written employment, severance or change in control agreement with Exchange or Exchange Bank and who Rurban elects not to retain as an employee of Exchange Bank or Rurban after the Effective Time shall receive (subject to any applicable regulatory constraints): (i) a severance payment equal to one week of pay for each year of service to Exchange and/or Exchange Bank, up to a maximum of 13 weeks of pay; and (ii) payment for vacation and sick time that is unused and accrued consistent with the terms of Exchange's or Exchange Bank's vacation and sick time policies in effect on the date of this Agreement. Additionally, any such employee who is not retained after the Effective Time shall be entitled to elect so-called "COBRA" in accordance with, and subject to, the provisions of Code
                  Section 4980B(f).

            6.03. EXCHANGE LISTING

            Rurban shall file a listing application with Nasdaq for the Rurban Shares to be issued to the former holders of Exchange Shares in the Merger at the time prescribed by applicable rules and regulations of Nasdaq, and shall use commercially reasonable efforts to cause the Rurban Shares to be issued in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date. In addition, Rurban will use its best efforts to maintain its listing on Nasdaq.

            6.04. NOTIFICATION

            Between the date of this Agreement and the Closing Date, Rurban will promptly notify Exchange in writing if Rurban becomes aware of any fact or condition that (a) causes or constitutes a breach of any of the representations and warranties of Rurban or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Rurban will promptly notify Exchange of (i) the occurrence of any breach of any of the covenants of Rurban contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Rurban, to result in a material adverse effect with respect to Rurban.

            6.05. OFFICERS' AND DIRECTORS' LIABILITY INSURANCE

            (a) For a period of five (5) years from the Effective Time, Rurban shall contract for the provision of that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of Exchange and Exchange Bank (determined as of the Effective Time) with respect to claims against such Officers and Directors arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Rurban may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; and provided further, however, that in no event shall Rurban be required to expend more than 300% of the current annual premium paid by Exchange and Exchange Bank to maintain or procure such directors' and officers' liability insurance (and, if Rurban is unable to maintain or obtain the insurance called for by this Section 6.05(b) for such amount, Rurban shall obtain as much comparable insurance as is available for such amount).

            (b) The provisions of this Section 6.05 shall survive consummation of the Merger.

            6.06. ELECTION TO EXCHANGE BANK BOARD

            After the Effective Time, Rurban agrees to take all reasonable actions necessary to elect Mr. Marion Layman as a director of the Exchange Bank through December 31, 2006.

            6.07. AVAILABILITY OF FUNDS

            At the Effective Time, Rurban shall have sufficient funds available for the payment of the Aggregate Cash Consideration in accordance with the provisions of Article Two.

                                  ARTICLE SEVEN
                       FURTHER OBLIGATIONS OF THE PARTIES

            7.01. COOPERATIVE ACTION

            Subject to the terms and conditions of this Agreement, each of Exchange and Rurban agrees to use its best efforts to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, and to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for Exchange ("EXCHANGE'S COUNSEL"), and counsel for Rurban ("RURBAN'S COUNSEL"), to satisfy all legal requirements of the State of Ohio and of the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

            7.02. PRESS RELEASES

            Neither Rurban nor Exchange shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or Nasdaq rules to be made before such consent can be obtained.

            7.03. REGISTRATION STATEMENTS; PROXY STATEMENT; EXCHANGE MEETING

            (a) Rurban agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (such registration statement and all amendments or supplements thereto, the "REGISTRATION STATEMENT"), to be filed by Rurban with the SEC in connection with the issuance of Rurban Shares in the Merger (including the appropriate proxy solicitation materials to be submitted to the Exchange shareholders for the Exchange Meeting (the "PROXY STATEMENT"), constituting a part thereof and all related documents). Exchange agrees to cooperate, and to cause Exchange Bank to cooperate, with Rurban, its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement; and provided that Exchange and Exchange Bank have cooperated as required above, Rurban agrees to file the Registration Statement, which will include the Proxy Statement and a prospectus in respect of the Rurban Shares to be issued in the Merger (together, the "PROXY STATEMENT/PROSPECTUS"). Each of Rurban and Exchange agrees to use all commercially reasonable efforts to cause the Registration Statement, including the Proxy Statement/Prospectus, to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Rurban also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Exchange agrees to promptly furnish to Rurban all information concerning Exchange, Exchange Bank and the Officers, Directors and shareholders of Exchange as Rurban reasonably may request in connection with the foregoing. Each of Exchange and Rurban shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto), filing or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, each of Exchange and Rurban, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the SEC prior to receiving such other's approval, which approval shall not be unreasonably withheld or delayed.

            (b) Each of Exchange and Rurban agrees, as to itself and its Subsidiaries, that none of the information to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, as of the date such Proxy Statement/Prospectus is mailed to shareholders of Exchange and up to and including the date of the meeting of Exchange's shareholders to which such Proxy Statement/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading.

            (c) Each of Exchange and Rurban agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Proxy Statement/Prospectus.

            (d) Exchange shall, as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Exchange Meeting, regardless of whether the Board of Directors of Exchange determines at any time that this Agreement or the Merger is no longer advisable or recommends that the shareholders of Exchange reject this Agreement or the Merger. Exchange shall cause the Exchange Meeting to be held as promptly as practicable following the effectiveness of the Registration Statement, and in any event not later than 45 days after the effectiveness of the Registration Statement. Exchange shall, through its Board of Directors, recommend to its shareholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement/Prospectus, in each case subject to its fiduciary duties as provided in Section 5.03. Without limiting the generality of the foregoing, Exchange agrees that its obligations pursuant to this Section shall not be affected by the commencement, public proposal, public disclosure or communication to Exchange or any other person of any Acquisition Transaction.

            7.04. REGULATORY APPLICATIONS

            Rurban and Exchange and their respective Subsidiaries shall cooperate and use their reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities, including, without limitation, those required to be filed pursuant to the BHCA, as well as pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties, in any event which are necessary to consummate the transactions contemplated by this Agreement. Each of Rurban and Exchange shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental or Regulatory Authority.

            7.05. SUPPLEMENTAL ASSURANCES

            (a) On the date the Registration Statement becomes effective and on the Closing Date, Exchange shall deliver to Rurban a certificate signed by its principal executive officer and its principal financial officer to the effect that, to such officers' knowledge, the information contained in the Registration Statement relating to the business, financial condition and affairs of Exchange and Exchange Bank, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

            (b) On the date the Registration Statement becomes effective and on the Closing Date, Rurban shall deliver to Exchange a certificate signed by its chief executive officer and its chief financial officer to the effect that, to such officers' knowledge, the Registration Statement (other than the information contained therein relating to the business, financial condition and affairs of Exchange and Exchange Bank) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

            7.06. CONFIDENTIALITY

            Exchange and Rurban agree for themselves, and their representatives, successors and assigns, that any and all confidential or proprietary information each obtains (including information obtained by their Subsidiaries) from the other will be kept strictly confidential and not be disclosed by them or their representatives, agents, successors and assigns to any other person or group, except (a) among their attorneys, accountants and other representatives; (b) for any disclosure of such information to which the other consents in writing or which in the opinion of counsel for the disclosing party is required to be made under the Securities Act of 1933, the Exchange Act, or other applicable laws or orders in order to permit any transaction in their securities; and (c) for information already in the public domain not as a result of the actions of the disclosing person or its representatives in violation of this provision. In the event that the transactions contemplated by this Agreement shall fail to be consummated for any reason, each party to this Agreement shall promptly cause all confidential or proprietary information relating to the other party, and furnished by the other party or prepared pursuant to information provided by the other party regardless of who prepared the information, to be returned to the other party or be destroyed.

                                  ARTICLE EIGHT
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

            8.01. CONDITIONS TO THE OBLIGATIONS OF RURBAN

            The obligations of Rurban under this Agreement shall be subject to the satisfaction, or written waiver by Rurban prior to the Closing Date, of each of the following conditions precedent:

            (a) The representations and warranties of Exchange set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and Rurban shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Exchange to such effect.

            (b) Exchange shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing and the closing deliveries required by Section 9.03 of this Agreement, and Rurban shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Exchange to such effect.

            (c) Exchange and Exchange Bank shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

            (d) From the date of this Agreement, there shall not have occurred any material adverse effect on Exchange, or any change, condition, event or development that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on Exchange. Without limiting the generality of the foregoing, the entering into by Exchange and/or Exchange Bank of a written agreement with a Regulatory Authority, or the issuance by a Regulatory Authority of a cease and desist order against Exchange and/or Exchange Bank, shall be conclusively deemed to constitute a material adverse effect on Exchange for purposes of this Section 8.01(e).

            8.02. CONDITIONS TO THE OBLIGATIONS OF EXCHANGE

            The obligations of Exchange under this Agreement shall be subject to satisfaction, or written waiver by Exchange prior to the Closing Date, of each of the following conditions precedent:

            (a) The representations and warranties of Rurban set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that contain qualifications as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and Exchange shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Rurban to such effect.

            (b) Rurban shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing and the closing deliveries required by Section 9.02, and Exchange shall have received a certificate, dated the Closing Date, signed by the chief executive officer and the chief financial officer of Rurban to such effect.

            (c) Rurban shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

            (d) Exchange shall have received from Exchange's Financial Advisor an opinion reasonably acceptable to Exchange, dated as of the date of the Proxy Statement/Prospectus, to the effect that the consideration to be received by the holders of the Exchange Shares in the Merger is fair, from a financial point of view.

            8.03. MUTUAL CONDITIONS

            The obligations of Exchange and Rurban under this Agreement shall be subject to the satisfaction, or written waiver by the parties prior to the Closing Date, of each of the following conditions precedent:

            (a) The shareholders of Exchange shall have duly adopted this Agreement by the required vote.

            (b) All approvals of Governmental and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have expired, and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements that would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation.

            (c) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable or entered any statute, rule, regulation, judgment, decree, injunction or other order prohibiting consummation of the transactions contemplated by this Agreement or making the Merger illegal.

            (d) The Registration Statement shall have become effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

            (e) The Rurban Shares to be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

            (f) Rurban and Exchange shall have received the written opinion of Rurban's Counsel, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
                  Section 368(a)(1)(A) of the Code. In rendering its opinion, Rurban's Counsel will require and rely upon customary representations contained in letters from Rurban and Exchange that Rurban's Counsel reasonably deems relevant.

                                  ARTICLE NINE
                                     CLOSING

            9.01. CLOSING

            The closing (the "CLOSING") of the transactions contemplated by this Agreement shall be held at the offices of Rurban, 401 Clinton Street, Defiance, Ohio 43512, commencing at 10:00 a.m., local time, on (a) the date designated by Rurban, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs; provided, however, that no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b)(i) of this Agreement or after the date or dates on which any Governmental or Regulatory Authority approval or any extension thereof expires; and provided further, that if Exchange has delivered a termination notice pursuant to the provisions of Section 11.01(c)(iv), the Closing Date shall be the third business day following delivery of the Top-Up Notice, if any, or (b) such other date to which the parties agree in writing. The date of the Closing is sometimes herein called the "CLOSING DATE."

            9.02. CLOSING DELIVERIES REQUIRED OF RURBAN

            At the Closing, Rurban shall cause all of the following to be delivered to Exchange:

            (a)   The certificates of Rurban contemplated by Section 8.02(a) and
                  (b) of this Agreement.

            (b) Copies of all resolutions adopted by the Board of Directors of Rurban, approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or assistant secretary of Rurban, as applicable, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

            9.03. CLOSING DELIVERIES REQUIRED OF EXCHANGE

            At the Closing, Exchange shall cause all of the following to be delivered to Rurban:

            (a) The certificates of Exchange contemplated by Sections 8.01(a) and (b) of this Agreement.

            (b) Copies of all resolutions adopted by the Board of Directors and the shareholders of Exchange approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of Exchange dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

            (c) A statement issued by Exchange in the form attached hereto as Exhibit C, dated as of the Closing Date, certifying that the Exchange Shares are not a U.S. real property interest within the meaning of Treasury Department Regulation Sections 1.897-2(b)(1) and (h).

                                   ARTICLE TEN
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

            10.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

            The representations, warranties and covenants of Rurban and Exchange set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Section 6.02, 6.05, this Article Ten and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Exchange or Rurban.

                                 ARTICLE ELEVEN
                                   TERMINATION

            11.01. TERMINATION

            This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been adopted by the shareholders of Exchange:

            (a) By mutual written agreement of Exchange and Rurban duly authorized by action taken by or on behalf of their respective Boards of Directors;

            (b) By either Exchange or Rurban, duly authorized by action taken by or on behalf of its Board of Directors, upon written notification to the non-terminating party by the terminating party, if:

                  (i) at any time after December, 31, 2005, the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                  (ii) the shareholders of Exchange shall not have adopted this Agreement by reason of the failure to obtain the requisite vote upon a vote held at the Exchange Meeting, or any adjournment thereof;

                  (iii) the approval of any Governmental or Regulatory Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final, non-appealable action of such Governmental or Regulatory Authority; or

            (c) By Exchange, duly authorized by action taken by or on behalf of its Board of Directors, by providing written notice to Rurban, if:

                  (i) prior to the Closing Date, any representation or warranty of Rurban shall have become untrue such that the condition set forth in Section 8.01(a) would not be satisfied and which breach has not been cured within thirty (30) days following receipt by Rurban of written notice of breach or is incapable of being cured during such time period;

                  (ii) Rurban shall have failed to comply in any material respect with any covenant or agreement on the part of Rurban contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within thirty (30) days following receipt by Rurban of written notice of such failure to comply or is incapable of being cured during such time period;

                  (iii) the Board of Directors of Exchange determines in good faith, based upon advice from independent legal counsel, that termination of this Agreement is required for the Board of Directors of Exchange to comply with its fiduciary duties to shareholders imposed by law by reason of an Acquisition Proposal having been made and provided Exchange has complied with its obligations under Section 5.03 with respect to such Acquisition Proposal; provided, however, that Exchange's ability to terminate pursuant to this subsection (c)(iii) is conditioned upon the prior payment by Exchange to Rurban of any amounts owed by Exchange to Rurban pursuant to
                        Section 11.02(b); or

                  (iv) (A) the market value of a Rurban Share based on the average closing prices for Rurban Shares for the twenty
                        (20) trading days ending on the tenth (10th) trading day prior to the date then established for the Closing Date (such value referred to herein as the "RURBAN REFERENCE PRICE," and such period referred to herein as the "REFERENCE PERIOD"), is less than $12.02, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions, and (B) the Rurban Reference Price has declined as a percentage of $14.15, by more than 15% from the decline, if any, in the SNL Bank Index during the period beginning on the date of this Agreement and ending on the tenth (10th) trading day prior to the date then established for the Closing Date (the "EXCHANGE WALKAWAY RIGHT"); provided, however, that if Exchange elects to exercise the Exchange Walkaway Right, Rurban shall have five (5) days to notify Exchange in writing (the "TOP-UP NOTICE") that it elects to adjust the Exchange Ratio such that the product of the Exchange Ratio multiplied by the Rurban Reference Price equals 85% of the Per Share Cash Consideration. If Rurban so notifies the Company, the Exchange Walkaway Right shall be of no further force and effect and this Agreement shall remain in effect in accordance with its terms (except that the Exchange Ratio shall thereafter, for all purposes of this Agreement, be deemed to be as set forth in the Top-Up Notice).

            (d) By Rurban, duly authorized by action taken by or on behalf of its Board of Directors, by providing written notice to Exchange, if:

                  (i) prior to the Closing Date, any representation or warranty of Exchange shall have become untrue such that the condition set forth in Section 8.02(a) would not be satisfied and which breach has not been cured within thirty (30) days following receipt by Exchange of written notice of breach or is incapable of being cured during such time period;

                  (ii) Exchange shall have failed to comply in any material respect with any covenant or agreement on the part of Exchange contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within thirty (30) days following receipt by Exchange of written notice of such failure to comply or is incapable of being cured during such time period; or

                  (iii) Rurban is required to increase the Exchange Ratio
                        pursuant to, and in accordance with, the provisions of
                        Section 2.01(f).

            11.02. EFFECT OF TERMINATION

            (a) If this Agreement is validly terminated by either Exchange or Rurban pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of Exchange or Rurban, except (i) that the provisions of Sections 7.02, 7.06 and 12.07 and this Article Eleven will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

            (b) Exchange shall promptly pay to Rurban a termination fee equal to $625,000 in immediately available federal funds if:

                  (i) (A) this Agreement is terminated pursuant to Section 11.01(b)(ii), 11.01(d)(i) or 11.01(d)(ii), and (B)
                        within eighteen (18) months after the date of such termination, Exchange and/or Exchange Bank shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated;

                  (ii) Exchange, Exchange Bank or the shareholders of Exchange receive an Acquisition Proposal, the Board of Directors of Exchange withdraws or modifies in any manner materially adverse to Rurban its recommendation of the Merger to the shareholders of Exchange and either (A) the shareholders of Exchange do not adopt this Agreement at the Exchange Meeting called and held for such purpose in accordance with this Agreement, or (B) the shareholders of Exchange fail to meet by October 31, 2005, to vote on the adoption of this Agreement; or

                  (iii) Exchange terminates this Agreement pursuant to the
                        provisions of Section 11.01(c)(iii) hereof.

            (c) Rurban shall promptly pay to Exchange a termination fee equal to $250,000 in immediately available federal funds if this Agreement is terminated pursuant to Section 11.01(d)(iii).

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

            12.01. NOTICES

            All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

                  If to Exchange, to:

                  Exchange Bancshares, Inc.
                  237 Main Street
                  P.O. Box 177
                  Luckey, Ohio 43443

                  Attn: Marion Layman, Chairman
                  Facsimile Number:  (419) 833-3663

                  with a copy to:

                  Dinsmore & Shohl LLP
                  255 East Fifth Street
                  Cincinnati, OH 45202
                  Attention:  Susan B. Zaunbrecher
                  Facsimile Number:  (513) 977-8141

                  If to Rurban, to:

                  Rurban Financial Corp.
                  401 Clinton Street
                  P.O. Box 467
                  Defiance, Ohio 43512
                  Attn:  Kenneth A. Joyce, President and CEO
                  Facsimile Number:  (419) 782-6393

                  with a copy to:

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  P.O. Box 1008
                  Columbus, Ohio 43216-1008
                  Attention: Charles S. DeRousie
                  Facsimile Number: (614) 719-4687

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

            12.02. COUNTERPARTS

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

            12.03. ENTIRE AGREEMENT

            This Agreement (including the exhibits, documents and instruments referred to herein) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

            12.04. SUCCESSORS AND ASSIGNS

            This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

            12.05. CAPTIONS

            The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

            12.06. GOVERNING LAW

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

            12.07. PAYMENT OF FEES AND EXPENSES

            Except as otherwise agreed in writing, each party hereto shall pay all of its own costs and expenses, including legal, accounting and investment bankers' fees, and all expenses relating to its performance of, and compliance with, its undertakings herein. All fees to be paid to Governmental and Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be borne by Rurban.

            12.08. AMENDMENT

            From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed by the parties hereto, after authorization of such action by their respective Boards of Directors; except that, after the Exchange Meeting, this Agreement may not be amended if it would violate the OGCL.

            12.09. WAIVER

            The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

            12.10. DISCLOSURE SCHEDULE

            If there is any inconsistency between the statements in the body of this Agreement and those in the Exchange Disclosure Schedule (other than an exception expressly set forth as such in the Exchange Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

            12.11. NO THIRD-PARTY RIGHTS

            Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

            12.12. WAIVER OF JURY TRIAL

            Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

            12.13. SEVERABILITY

            If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Rurban and Exchange to be effective as of the date set forth in the first paragraph above.

ATTEST:                           RURBAN FINANCIAL CORP.

/s/ Valda L. Colbart              By:  /s/ James E. Adams
------------------------              --------------------------------------

                                  Printed Name:  James E. Adams
                                  Title:  Executive Vice President and CFO

ATTEST:                           EXCHANGE BANCSHARES, INC.

/s/ Joseph R. Hirzel              By: /s/ Marion Layman
------------------------             ---------------------------------------

                                  Printed Name:  Marion Layman
                                  Title:  Chairman

                                    EXHIBIT A
                            FORM OF AFFILIATE LETTER

__________, 2005

Rurban Financial Corp.
401 Clinton Street
Defiance, Ohio 43512

Ladies and Gentlemen:

      I have been advised that, as of the date hereof, I may be deemed to be an "affiliate" of Exchange Bancshares, Inc., an Ohio corporation ("Exchange"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 13, 2005 (the "Merger Agreement"), by and between Exchange and Rurban Financial Corp., an Ohio corporation ("Rurban"), Exchange will be merged (the "Merger") with and into Rurban and the name of the surviving corporation will be Rurban Financial Corp.

      As used herein, "Exchange Shares" means the common shares, $5.00 par value per share, of Exchange, and "Rurban Shares" means the common shares, without par value, of Rurban.

      I represent, warrant and covenant to Rurban that if I receive any Rurban Shares as a result of the Merger:

            A. I shall not make any sale, transfer or other disposition of any Rurban Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger in violation of the 1933 Act or the Rules and Regulations.

            B. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Rurban Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) to the extent I felt necessary, with my counsel or counsel for Exchange.

            C. I have been advised that the issuance of Rurban Shares to me pursuant to the Merger has been or will be registered with the Commission under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the shareholders of Exchange, I may have been deemed to be an affiliate of Exchange, the distribution by me of any Rurban Shares acquired by me in the Merger will not be registered under the 1933 Act and that I may not sell, transfer or otherwise dispose of any Rurban Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger unless (i) such sale, transfer or other disposition has been registered under the 1933 Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act, or (iii) in the opinion of counsel reasonably acceptable to the Rurban, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.

            D. I understand that Rurban is under no obligation to register under the 1933 Act the sale, transfer or other disposition by me or on my behalf of any Rurban Shares acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

            E. I also understand that stop transfer instructions will be given to Rurban's transfer agent with respect to Rurban Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) and that there will be placed on the certificates for the Rurban Shares acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

            "The common shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated __________, 2005 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefor."

            F. I also understand that unless the transfer by me of my Rurban Shares has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, Rurban reserves the right to put the following legend on the certificates issued to my transferee:

            "The common shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such common shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

      It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to Rurban a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Rurban, to the effect that such legends are not required for purposes of the 1933 Act.

                                       Very truly yours,

                                       _________________________________________
                                       Printed Name: ___________________________

Accepted this ___ day of
________, 2005

RURBAN FINANCIAL CORP.

By: ____________________________________________
Printed Name: __________________________________
Title: _________________________________________

                                    EXHIBIT B

                            FORM OF VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "Agreement") is entered into as of this 13th day of April, 2005, between the undersigned Shareholder (the "Shareholder") of Exchange Bancshares, Inc., an Ohio corporation ("Exchange"), and Rurban Financial Corp., an Ohio corporation ("Rurban").

                                    RECITALS

      A. The Shareholder owns or has the power to vote, other than in a fiduciary capacity, ___________ common shares, par value $5.00 per share, of Exchange (together with all other shares of Exchange that the Shareholder may subsequently acquire or obtain the power to vote, other than in a fiduciary capacity, the "Shares").

      B. Exchange has entered into an Agreement and Plan of Merger by and between Rurban and Exchange of even date herewith (the "Merger Agreement").

      C. Under the terms of the Merger Agreement, Exchange has agreed to call a meeting of its Shareholders for the purpose of voting upon the adoption of the Merger Agreement (together with any adjournments thereof, the "Exchange Meeting").

      D. The parties to the Merger Agreement have made it a condition to their entering into the Merger Agreement that certain Shareholders of Exchange, including the Shareholder, agree to vote their shares of Exchange in favor of the adoption of the Merger Agreement.

                                    AGREEMENT

      Accordingly, the parties hereto agree as follows:

      1. AGREEMENT TO VOTE. The Shareholder agrees, subject to Section 2 below, to vote the Shares as follows:

            (a) in favor of the adoption of the Merger Agreement;

            (b) against the approval of any proposal relating to a competing merger or business combination involving an acquisition of Exchange or Exchange Bank or the purchase of all or a substantial portion of the assets of Exchange or Exchange Bank by any person or entity other than Rurban or an affiliate of Rurban; and

            (c) against any other transaction which is inconsistent with the obligations of Exchange under the Merger Agreement.

      2. LIMITATION ON VOTING POWER. It is expressly understood and acknowledged that nothing contained herein is intended to restrict the Shareholder from voting on any matter, or otherwise from acting, in the Shareholder's capacity as a director or officer of Exchange with respect to any matter including, but not limited to, the management or operation of Exchange.

      3. TERMINATION. This Agreement shall terminate on the earlier of (a) the date on which the Merger Agreement is terminated in accordance with Article Eleven of the Merger Agreement, (b) the date on which the merger contemplated by the Merger Agreement is consummated, or (c) the death of the Shareholder.

      4. REPRESENTATIONS, WARRANTIES, AND ADDITIONAL COVENANTS OF THE SHAREHOLDER. The Shareholder hereby represents and warrants to Rurban that (a) the Shareholder has the capacity and all necessary power and authority to vote the Shares and (b) this Agreement constitutes a legal, valid, and binding obligation of the Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors rights generally. The Shareholder further agrees that, during the term of this Agreement, the Shareholder will not, without the prior written consent of Rurban, which consent shall not be unreasonably withheld, sell, pledge, or otherwise voluntarily dispose of any of the Shares which are owned by the Shareholder or take any other voluntary action which would have the effect of removing the Shareholder's power to vote the Shares or which would be inconsistent with this Agreement.

      5. SPECIFIC PERFORMANCE. The undersigned hereby acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the Shareholder shall be specifically enforceable and that Rurban shall be entitled to injunctive or other equitable relief upon such a breach by the Shareholder. The Shareholder further agrees to waive any bond in connection with obtaining any such injunctive or equitable relief. This provision is without prejudice to any other rights that Rurban may have against the Shareholder for any failure to perform his obligations under this Agreement.

      6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio without regard to any of its conflict of laws principles.

      7. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Merger Agreement.

      IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this Agreement as of the day and year first above written.

SHAREHOLDER                                 RURBAN FINANCIAL CORP.

_______________________________             By: ________________________________

Print Name:____________________             Title: _____________________________

                                    EXHIBIT C

    STATEMENT THAT STOCK OF DOMESTIC CORPORATION IS NOT A U.S. REAL PROPERTY
                                    INTEREST

To: Rurban Financial Corp.

            Pursuant to your request, please be advised that an ownership interest in Exchange Bancshares, Inc. is not a U.S. real property interest for purposes of Treasury Department regulation sections 1.897-2(b)(1) and (h).

            The undersigned responsible officer of Exchange Bancshares, Inc. hereby certifies under penalties of perjury that this Statement is correct to his knowledge and belief and he has authority to sign this Statement on behalf of the Corporation.

            Dated: ________ , 2005

                                        EXCHANGE BANCSHARES, INC.

                                        By: _________________________________

                                        Print Name: __________________________

                                        Title: _______________________________